SEC File #

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Initial Filing

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBE NET WIRELESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	7375	00-0000000
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2302-3 Pacific Plaza
410 Des Voeux Road West
Hong Kong, China

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Agent for Service:

Ku Wai Li
Globe Net Wireless Corp.
2302-3 Pacific Plaza
410 Des Voeux Road West
Hong Kong
Telephone:  (852) 37-55-8010
Facsimile: (852) 37-47-7244
 (Name, address, including zip code, and telephone
number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:	[X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Larger accelerated filer       [     ]                                                                                                                                                                                     Accelerated filer  [     ]
Non-accelerated filer           [     ]  (Do not check if a smaller reporting company)                                                                                                Smaller reporting company [ X ]

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price per share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee
Shares of common stock ($0.001 par value), to be registered by issuer	5,000,000 shares	$0.05	$250,000	$29.03
Shares of common stock ($0.001 par value), to be registered by selling shareholders	7,500,000 shares	$0.05	$375,000	$43.54
Total	-	-	$625,000	$72.57

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Dated *, 2011

Prospectus

GLOBE NET WIRELESS CORP.

5,000,000 shares of common stock

and

7,500,000 shares of common stock

Globe Net Wireless Corp. (“Globe Net”) is offering up to 5,000,000 shares of common stock on a self underwritten basis.  The offering price is $0.05 per share and the maximum amount to be raised is $250,000.  Globe Net intends to offer up to a maximum of 5,000,000 shares through its officers and directors to investors, outside the United States.  There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale.

The offering by Globe Net is being conducted on a best efforts basis.  There is no minimum number of shares required to be sold by Globe Net.  All proceeds from the sale of these shares will be delivered directly to Globe Net and will not be deposited in any escrow account.  If the entire 5,000,000 shares of common stock are sold, Globe Net will receive gross proceeds of $250,000 before expenses of approximately $23,000.  Globe Net plans to complete or terminate this offering by August 31, 2011.  No assurance can be given on the number of shares Globe Net will sell or even if Globe Net will be able to sell any shares.

In addition, the selling shareholders of Globe Net named in this prospectus are offering to sell up to 7.5 million shares of Globe Net’s common stock held by them. Globe Net will not receive any proceeds from the sale of the shares of common stock being offered by the selling shareholders.  However, Globe Net will pay for the expenses of this offering and the selling shareholders’ offering, except for any selling shareholder’s legal or accounting costs or commissions.

Globe Net is a startup company that intends to engage in the development and sale of internet and wireless connectivity systems to provide both consumers and businesses in rural communities and remote industry sites with high-speed internet connectivity and other internet related services at speeds equal or better than existing competing services.  As of the effective date of this prospectus Globe Net has not conducted any business operations nor generated any revenues.

Globe Net’s shares of common stock are not quoted on any national securities exchange.  The selling shareholders are required to sell Globe Net’s shares at $0.05 per share until Globe Net’s shares are quoted on the Over-the-Counter Bulletin Board (OTCBB), and thereafter at prevailing market prices or privately negotiated prices.

This investment involves a high degree of risk.  See “Risk Factors” beginning on page 7 for a discussion of certain risk factors and uncertainties you should carefully consider before making a decision to purchase any shares of Globe Net’s common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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You should rely only on the information contained in this prospectus. Globe Net has not authorized anyone to provide you with information different from that contained in this prospectus.  The selling shareholders are offering to sell shares of Globe Net’s common stock and seeking offers to buy shares of Globe Net’s common stock only in jurisdictions where such offers and sales are permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.  Globe Net’s business, financial condition, results of operations and prospects may have changed since that date.

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Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus.  Prospective investors are urged to read this prospectus in its entirety.

Globe Net is a startup company engaged in the development and sale of internet and wireless connectivity systems for the purpose of becoming a rural internet service provider.  Globe Net’s mission is to provide rural communities with high-speed internet connectivity at speeds equal or better than existing competing services.  Globe Net will try to provide internet and related services to both consumers and businesses in currently under serviced or unserviceable areas at real broadband speeds.  To date, Globe Net has not conducted any business operations nor generated any revenues.

To date Globe Net has raised $17,000 via offerings completed between September 2009 and January 2010.  The following table summarizes the date of offering, the price per share paid, the number of shares sold, and the amount raised for these two offerings.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
September 14, 2009	$0.001	2,000,000	$2,000
January 26, 2010	$0.002	7,500,000	$15,000

Globe Net has no revenues, has achieved losses since inception, has no operations, has been issued a going concern opinion by its auditor and relies upon the sale of its shares of common stock to fund its operations.

Name, Address, and Telephone Number of Registrant

Globe Net Wireless Corp.
2302-3 Pacific Plaza
410 Des Voeux Road West
Hong Kong, China

Telephone:  (852) 37-55-8010

The Offering

The following is a brief summary of this offering.

Securities being offered to new and current investors:	Up to a maximum of 5,000,000 shares of common stock with no minimum purchase.
Securities being offered by selling shareholders:	7,500,000 shares of common stock (These shares are being registered by Globe Net for resale on behalf of existing shareholders.)
Offering price:	$0.05
Offering period:	The shares are being offered until December 31, 2011.
Net proceeds to Globe Net:	Nil, as Globe Net will not be receiving any proceeds from the sale of shares by the selling shareholders.
Use of proceeds:	Not applicable.
Number of shares outstanding before the offering:	9,500,000
Number of shares outstanding after the offering:	14,500,000

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Summary Financial Information

The tables and information below are derived from Globe Net’s audited financial statements for the year-ended August 31, 2010 and its unaudited financial statements for the three month period ended November 30, 2010.  Globe Net had a working capital of $7,492 as at August 31, 2010 and a working capital deficit of $1,582 as at November 30, 2010.

Financial Summary	August 31, 2010 $	November 30, 2010
Cash	10,550	8,298
Total Assets	11,450	10,001
Total Liabilities	3,058	9,881
Total Stockholder’s Equity	8,392	120

Statement of Operations	Accumulated From September 4, 2009 (Date of Inception) to August 31, 2010 $	For the three month period ended November 30, 2010
Revenue	−	-
Net Loss For the Period	9,508	7,934
Net Loss per Share	0.001	0.001

The book value of Globe Net’s outstanding common stock was $(0.00001) per share as at November 30, 2010.

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Risk Factors

An investment in the common stock of Globe Net involves a number of very significant risks.  You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating Globe Net and its business before purchasing shares of Globe Net‘s common stock.  Globe Net’s business, operating results and financial condition could be seriously harmed due to any of the following known material risks.  Additional risk factors not presently known to Globe Net may also impair its business operations.  You could lose all or part of your investment due to any of these risks.

Risks associated with Globe Net’s business:

1.	Because Globe Net has only recently commenced business operations, Globe Net faces a high risk of business failure and this could result in a total loss of your investment.

Globe Net has recently begun the initial phases of its plan of operations, and thus has no way to evaluate the likelihood whether Globe Net will be able to operate its business successfully.  Globe Net was incorporated on September 4, 2009 and to date has been involved primarily in organizational activities, obtaining financing and market research.  Globe Net has not earned any revenues and Globe Net has never achieved profitability as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new wholesale and retail companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the start-up of a wholesale / retail business that Globe Net plans to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to start-up and additional costs and expenses that may exceed current estimates.  Globe Net has no history upon which to base any assumption as to the likelihood that its business will prove successful, and Globe Net can provide no assurance to investors that Globe Net will generate any operating revenues or ever achieve profitable operations.  If Globe Net is unsuccessful in addressing these risks its business will likely fail and you will lose your entire investment in this offering.

2.	Globe Net does not have sufficient funds to complete each phase of its proposed plan of operation and as a result may have to suspend operations.

Each of the phases of Globe Net’s plan of operation is limited and restricted by the amount of working capital that Globe Net has and is able to raise from financings and generate from business operations.  Globe Net currently does not have sufficient funds to complete each phase of its proposed plan of operation and management expects that Globe Net will not satisfy its cash requirements for the next 12 months.  As a result, Globe Net may have to suspend or cease its operations on one or more phases of its proposed plan of operation.  As of August 31, 2010, Globe Net had $10,550 in cash.

Until Globe Net is able to generate any consistent and significant revenue it will be required to raise the required funds by way of equity or debt financing.  Globe Net intends to finance its plan of operation with equity financing and private loans initially and then with revenues generated from its business operations.  If Globe Net cannot raise the funds necessary to proceed it may have to suspend operations until it has sufficient capital.

3.	Globe Net’s auditors have expressed substantial doubt about Globe Net’s ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that Globe Net will continue as a going concern.  As discussed in Note 2 to the financial statements, Globe Net was recently incorporated on September 4, 2009, and does not have a history of earnings, and as a result, Globe Net’s auditor has expressed substantial doubt about the ability of Globe Net to continue as a going concern.  Continued operations are dependent on Globe Net’s ability to complete equity or debt financings or generate profitable operations.  Such financings may not be available or may not be available on reasonable terms.  Globe Net’s financial statements do not include any adjustments that may result from the outcome of this uncertainty.

4.	Because Globe Net has only recently commenced business operations, Globe Net expects to incur operating losses for the foreseeable future.

Globe Net has never earned any revenue and Globe Net has never been profitable.  Prior to completing its plan of operations, Globe Net may incur increased operating expenses without realizing any revenues from its business operation.  This could cause Globe Net to fail and you will lose your entire investment in this offering.

5.	Third party suppliers may provide Globe Net with equipment or services, and the loss of these suppliers or a disruption or interruption in the supply system may adversely affect Globe Net’s business.

Globe Net may rely on equipment suppliers and service providers operated by third-party vendors for substantially all of its equipment and service supplies.  The loss of multiple or key suppliers or a significant disruption or interruption in the supply chain could have a material adverse effect on the marketing and sale of Globe Net’s systems.  Furthermore, increases in the costs of equipment or services may adversely affect Globe Net’s profit margins if Globe Net is unable to pass along any higher costs in the form of price increases or otherwise achieve cost efficiencies in marketing and sale of its systems.  If Globe Net encounters problems with its supply system, then Globe Net’s ability to meet customer expectations, manage inventory, complete sales, and achieve objectives for operating efficiencies could be harmed.

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6.	Globe Net’s success will depend, in part, on the quality and safety of the systems it develops, sells and delivers to its customers.

Globe Net’s success depends, in part, on the quality and safety of the systems and service delivered to its customers.  If the systems are found to be defective or unsafe, or if they otherwise fail to meet Globe Net’s customers’ standards, Globe Net’s relationship with its customers could suffer, Globe Net could lose market share, and Globe Net could become subject to liability claims, any of which could result in a material adverse effect on Globe Net’s business, results of operations, and financial condition.

Additionally, if defects in the compilation of Globe Net’s systems are not discovered until after such systems are purchased and installed, Globe Net’s customers could lose confidence in the technical attributes of the systems and, as a result, Globe Net’s operations could suffer and its business may be harmed.

7.	Globe Net’s success depends on significantly increasing the number of subscribers that sign-up for one of Globe Net’s service packages.

Globe Net’s revenue will be derived almost exclusively from subscription fees for its rural internet service packages.  Depending on the package begin sold, Globe Net will receive revenue per subscriber as a fixed fee.  To date, Globe Net has no subscribers.  Globe Net’s short term success depends on obtaining a minimum number of subscribers.  Globe Net’s success also depends on identifying viable target markets with potential subscribers.  If Globe Net is unable to obtain a minimum number of subscribers, Globe Net’s financial results could be adversely affected.

Risks associated with Globe Net’s industry:

8.	Changes in government regulation of the wireless communications industry may adversely affect Globe Net’s business.

Currently, other than business and operations licenses applicable to most commercial ventures, Globe Net is not required to obtain any governmental approval for its business operations.  However, there can be no assurance that current or new laws or regulations will not, in the future, impose additional fees and taxes on Globe Net and its business operations.

It is possible that a number of laws and regulations may be adopted in the United States and elsewhere that could restrict the rural Internet service provider industry.  Management anticipates that regulation of the industry will increase and that Globe Net may be required to devote legal and other resources to address any new regulation.  Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding this industry may lessen the growth or access of wireless communications services and may adversely impact on the financial results of Globe Net’s business operations.

9.
Globe Net faces competition in the rural Internet service provider industry and failure to successfully compete in the industry with established companies may result in Globe Net’s inability to continue with its business operations.

There are other companies that provide similar services.  Management expects competition in this market to increase significantly as new companies enter the market and current competitors expand their services and target markets.  Globe Net’s competitors may develop or offer technology or systems that are better than Globe Net’s or that achieve greater market acceptance.  It is also possible that new competitors may emerge and acquire significant market share.  Competitive pressures created by any one or more of these competitors could have a negative impact on Globe Net’s business, results of operations or financial condition, and as a result, Globe Net may not be able to continue with its business operations.  In addition, if Globe Net is unable to develop and introduce new or enhanced systems or services quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if its systems do not achieve market acceptance, Globe Net may not be able to compete effectively.

Risks associated with Globe Net:

10.
Globe Net’s sole officer and director resides outside of the United States, and as a result it may be difficult for a shareholder to enforce their rights against him or enforce United States court judgments against him in China.

Globe Net’s sole director and officer, Ku Wai Li, resides in China and substantially all of Globe Net’s assets may be located in China.  As a result, it may be difficult for United States investors to enforce their legal rights, to effect service of process upon Ku Wai Li or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of Globe Net’s directors and officers under federal securities laws.  Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the federal securities laws.

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11.
Globe Net’s management lacks any formal training or experience in operating an Internet service provider company, and as a result management may make mistakes, which could have a negative impact  on Globe Net’s business operations.

Globe Net’s management is inexperienced in operating a wholesale and retail business.  Globe Net’s sole officer and director, Ku Wai Li, has no direct training or experience in these areas and as a result may not be fully aware of all of the specific requirements related to working within this industry.  Management’s decisions and choices may not take into account standard managerial approaches Internet service provider companies commonly use.  Consequently, Globe Net’s operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result, Globe Net may have to suspend or cease operations and Globe Net’s business operations may be negatively impacted.

Key personnel represent a significant asset, and the competition for these personnel is intense in the wholesale and retail industry.  Globe Net may have particular difficulty attracting and retaining key personnel in initial phases of its plan of operation.  Globe Net does not maintain key person life insurance on any of its personnel.  The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact Globe Net’s ability to complete its plan of operation.

12.	If Globe Net is unable to attract or retain key personnel necessary for the implementation of its business operations, Globe Net’s plan of operation may be negatively impacted.

Globe Net’s future success depends largely upon the continued service of its sole director and officer and other key personnel.  Globe Net’s success also depends on its ability to continue to attract, retain and motivate qualified personnel.  Key personnel represent a significant asset, and the competition for these personnel is intense in the internet service provider industry.  Globe Net may have particular difficulty attracting and retaining key personnel in initial phases of its plan of operation.  Globe Net does not maintain key person life insurance on any of its personnel.  The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact Globe Net’s ability to complete its plan of operation.

13.	If Globe Net’s management is not able to commit sufficient time to the growth and development of Globe Net and its operations, Globe Net’s business operation may fail.

Currently Mr. Li is able to devote approximately 10 hours per week to Globe Net’s business operations.  If Mr. Li or other key personnel are not able to commit a sufficient amount of time to the growth and development of the business operations of Globe Net then, as a result, Globe Net’s operations will be negatively impacted and may fail.

14.
This offering is on a best efforts basis with no minimum amount required to be raised and as a result Globe Net can accept your investment funds at anytime without any other investment funds being raised.

There is no minimum amount required to be raised before Globe Net can accept your investment funds.  As the offering is based on a best effort with no stated minimum and, as a result, investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds.  Once your investment funds have been accepted by Globe Net, there will be no obligation to return your investment funds even though no other investment funds are raised.

15.	Subscribers to this offering will suffer immediate and substantial dilution.

Subscribers of the shares of common stock offered will suffer immediate and substantial dilution.  As a result, you will pay a price per share that substantially exceeds the value of Globe Net’s assets after subtracting its liabilities.  If all shares of the offering are subscribed for, the subscribers will contribute 93.6% of all subscription funds received by Globe Net since September 4, 2009, but will own only 34.5% of the shares of common stock issued and outstanding.  See “Dilution” on page 14 for more information.

16.
This offering is on a best efforts basis with no minimum amount required to be raised and as a result Globe Net can accept your investment funds at anytime without any other investment funds being raised.

There is presently no public market in Globe Net’s shares.  While Globe Net intends to contact an authorized OTC Bulletin Board market maker for sponsorship of its common stock, Globe Net cannot guarantee that such sponsorship will be approved nor that Globe Net’s common stock will be listed and quoted for sale.  Even if Globe Net’s shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, and it may prove impossible to sell your shares.

17.	Globe Net does not expect to pay dividends in the foreseeable future.

Globe Net has never paid cash dividends on its shares of common stock and has no plans to do so in the foreseeable future.  Globe Net intends to retain earnings, if any, to develop and expand its business.

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18.	If the selling shareholders sell a large number of shares all at once or in blocks, the value of Globe Net’s shares would most likely decline.

The selling shareholders are offering 7.5 million shares of Globe Net’s common stock through this prospectus.  They must sell these shares at a fixed price of $0.05 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange.  Globe Net’s common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 79% of the shares of common stock currently outstanding.

19.
   Globe Net’s common stock is subject to the “penny stock” rules of the SEC and the trading market in Globe Net’s securities is limited, which makes transactions in Globe Net’s stock cumbersome and may reduce the value of an investment in Globe Net’s stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to Globe Net, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of Globe Net’s common stock and cause a decline in the market value of Globe Net’s common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

	Sale of 100%	Sale of 80%	Sale of 60%	Sale of 40%	Sale of 20%
Gross Proceeds	$250,000	$200,000	$150,000	$100,000	$50,000
Number of Shares Sold	5,000,000	4,000,000	3,000,000	2,000,000	1,000,000

Less expenses of offering:
Legal and Registration Fees	$10,000	$10,000	$10,000	$10,000	$10,000
Accounting and Auditing	8,500	8,500	8,500	8,500	8,500
Electronic Filing and Printing	2,000	2,000	2,000	2,000	2,000
Transfer Agent	2,500	2,500	2,500	2,500	2,500
Net Proceeds	$227,000	$177,000	$127,000	$77,000	$27,000

Use of net proceeds
Development of System	$25,000	$20,000	$10,000	$5,000	$5,000
Licenses and Permits	$20,000	$20,000	$20,000	$10,000	$5,000
Equipment and Supplies	$100,000	$80,000	$50,000	$40,000	$10,000
Training staff	$10,000	$10,000	$10,000	$5,000	$2,500
Marketing and Sales	$50,000	$25,000	$25,000	$10,000	$2,500
Working Capital	$22,000	$22,000	$12,000	$7,000	$2,000

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Analysis of Financing Scenarios

After deduction of $23,000 for estimated offering expenses including legal and registration fees, accounting and auditing, electronic filing and printing, and transfer agent, the net proceeds from this offering may be as much as $227,000, assuming all 5,000,000 shares are sold.  However, there can be no assurance that any of these shares will be sold.  Globe Net will use the proceeds to (1) develop Internet and wireless connectivity systems and develop its website, (2) identify and establish supply contracts with equipment suppliers and service providers, (3) identify and obtain required licenses and permits, (4) market rural internet service packages to potential users, (5) train staff and technicians, (6) set up transmitting locations, and (7) sign up a minimum of 100 subscribers to its residential and commercial service packages.

Even if the offering is fully subscribed for, Globe Net may not have sufficient finds to cover its anticipated costs during the next 12 months and Globe Net may have to raise additional funds either from equity offerings, debt offerings, or revenue generation.

If only a portion of the offering is completed, the funds will be prorated accordingly.

The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by Globe Net.  To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available.  Conversely, any amounts not expended as proposed will be used for general working capital.  Globe Net will amend the registration statement by post-effective amendment if there are any material changes to the use of proceeds as described above.

Working capital is the cost related to operating Globe Net’s office.  It is comprised of telephone service, mail, stationery, administrative salaries, accounting, acquisition of office equipment and supplies, and expenses of filing reports with the SEC, which Globe Net has estimated at a minimum of $50,000 for one year.

Globe Net will not receive any proceeds from the sale of shares of Globe Net’s common stock being offered by the selling stockholders.  If Globe Net fails to sell sufficient shares of common stock to cover the expenses of this offering, Globe Net will use existing working capital to pay all offering expenses.

Globe Net will not receive any proceeds from the sale of the shares of common stock being offered for sale by the selling shareholders through this Prospectus.

Determination of Offering Price

The offering price was determined by using a number of factors.  Management considered the price of the most recent financing. Additionally, management estimated the cost of this offering plus the amount Globe Net needs to operate its business for the next 12 months.  Management determined the offering price by assessing Globe Net’s capital requirements against the price management thinks investors are willing to pay for Globe Net’s common stock.  Management has arbitrarily set the offering price of the shares of common stock at $0.05 per share, and in making such a determination considered several factors, including the following:

•	prevailing market conditions, including the history and prospects for the industry in which Globe Net competes;
•	Globe Net’s lack of business history;
•	the proceeds to be raised by the offering;
•	Globe Net’s capital structure; and
•	Globe Net’s future prospects.

Therefore, the public offering price of the shares of common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the future.  Additionally, because Globe Net has no significant operating history and has not generated any revenues to date, the price of its shares of common stock is not based on past earnings, nor is the price of the shares of common stock indicative of current market value for any assets owned by Globe Net.  No valuation or appraisal has been prepared for Globe Net’s business and potential business expansion.  You cannot be sure that a public market for any of Globe Net’s securities will ever be listed for trading or trade at a price higher than the offering price in this offering.

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Globe Net is also registering for resale on behalf of selling stockholders up to 7,500,000 shares of common stock.  The shares of common stock offered for resale may be sold in a secondary offering by the selling stockholders by means of this prospectus.  Globe Net will not participate in the resale of shares by selling security holders.  Currently there is no market for Globe Net’s common stock and Globe Net wanted to give its shareholders the ability to sell their shares for a price equal or greater to the price they paid for their shares.  If Globe Net’s common stock is quoted for trading on the OTC Bulletin Board, the price of the common stock will then be established by the market.  The offering price for the shares offered by the selling shareholders does not bear any relationship to Globe Net’s assets, book value, earnings, or other established criteria for valuing a privately held company.  Accordingly, the offering price should not be considered an indication of the actual value of the Globe Net’s common stock nor should the offering price be regarded as an indicator of the future market price of Globe Net’s common stock.

Dilution

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not contribute to dilution.

Prior to this offering, Globe Net had 9,500,000 shares of common stock issued and outstanding as at November 30, 2010.  The net tangible book value of Globe Net as at November 30, 2010 was $(1,582) or $(0.00017) per share.  Net tangible book value per share is determined by dividing Globe Net’s tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.  The average price paid by the present stockholders is $0.0018.  The following tables summarize the difference between the average price paid by present stockholders and the price to be paid by subscribers to this offering for 20%, 40%, 60%, 80%, and 100% subscription rates.

Analysis for 20% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	$0.0018	9,500,000	$17,000	25.4%	90.5%
Investors in this Offering	$0.05	1,000,000	$50,000	74.6%	9.5%

Analysis for 40% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	$0.0018	9,500,000	$17,000	14.5%	82.6%
Investors in this Offering	$0.05	2,000,000	$100,000	85.5%	17.4%

Analysis for 60% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	$0.0018	9,500,000	$17,000	10.2%	76.0%
Investors in this Offering	$0.05	3,000,000	$150,000	89.8%	24.0%

Analysis for 80% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	$0.0018	9,500,000	$17,000	7.8%	70.4%
Investors in this Offering	$0.05	4,000,000	$200,000	92.2%	29.6%

Analysis for 100% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	$0.0018	9,500,000	$17,000	6.4%	65.5%
Investors in this Offering	$0.05	5,000,000	$250,000	93.6%	34.5%

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“Dilution” means the difference between Globe Net’s public offering price ($0.05 per share) and its proforma net tangible book value per share after implementing this offering and accounting for the cost of the offering and accounting for the settlement of debt by issuance of shares for the convertible promissory notes.  Net tangible book value per share is determined by dividing Globe Net’s tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.  The following table will show the net tangible book value of Globe Net’s shares both before and after the completion of this offering for 20%, 40%, 60%, 80%, and 100% subscription rates.

	20%	40%	60%	80%	100%
Public offering price per share	$0.05	$0.05	$0.05	$0.05	$0.05
Net tangible book value per share before offering	$(0.00017)	$(0.00017)	$(0.00017)	$(0.00017)	$(0.00017)
Proforma net tangible book value per share after offering	$0.00461	$0.00856	$0.01187	$0.01470	$0.01713
Increase per share attributable to public investors	$0.00478	$0.00873	$0.01204	$0.01487	$0.01730
Dilution per share to public investors	$0,04539	$0.04144	$0.03813	$0.03530	$0.03287

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Selling Shareholders

The selling shareholders named in this prospectus are offering all of their 7,500,000 shares of the common stock offered through this prospectus.  These shares were acquired from Globe Net in the following private placement:

1.
7,500,000 shares of Globe Net common stock that the selling shareholders acquired from Globe Net in a minimum-maximum offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 26, 2010.

Until a public market is established for Globe Net’s common stock, the selling shareholders will be offering their shares at the offering price of $0.05.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of Globe Net’s common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each before the offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Peng Jing	250,000	250,000	Nil	Nil
Zhang Pei de	250,000	250,000	Nil	Nil
Wu Feng	250,000	250,000	Nil	Nil
Wu Xiao Mei	250,000	250,000	Nil	Nil
Lei Dan	250,000	250,000	Nil	Nil
Wei Xiao Han	250,000	250,000	Nil	Nil
Wei Xiao Shuang	250,000	250,000	Nil	Nil
Wei Xian Ju	250,000	250,000	Nil	Nil
Wang Wei Peng	250,000	250,000	Nil	Nil
Zhong Hua	250,000	250,000	Nil	Nil
Wang Yin Chun	250,000	250,000	Nil	Nil
Zheng Xi Huan	250,000	250,000	Nil	Nil
Chen Tian	250,000	250,000	Nil	Nil
Liu Wei Qiong	250,000	250,000	Nil	Nil
Dai Chun Hua	250,000	250,000	Nil	Nil
Li Jun	250,000	250,000	Nil	Nil
Wei Yu Duo	250,000	250,000	Nil	Nil
Yang Jing Wen	250,000	250,000	Nil	Nil
Li Zhen Guo	250,000	250,000	Nil	Nil
Zhong Quan Sheng	250,000	250,000	Nil	Nil
Chen Ji Peng	250,000	250,000	Nil	Nil
Liang Heng Jun	250,000	250,000	Nil	Nil
Zeng Wen Min	250,000	250,000	Nil	Nil
Li Xian He	250,000	250,000	Nil	Nil
Huang Xiu Hong	250,000	250,000	Nil	Nil
Jin Bi Gu	250,000	250,000	Nil	Nil
Ma Ke Mao	250,000	250,000	Nil	Nil
Zhong Tao	250,000	250,000	Nil	Nil
Ye Quan	250,000	250,000	Nil	Nil
Wei Mao Chan	250,000	250,000	Nil	Nil
Total	7,500,000	7,500,000	0	0%

To the best of Globe Net’s knowledge and belief, (a) all of the shares of common stock are beneficially owned by the registered stockholders; (b) none of the selling stockholders has held any position or office with Globe Net, (c) none of the selling stockholders had or have any material relationship with Globe Net; (d) the registered stockholders each have the sole voting and dispositive power over their shares; (e) there are no voting trusts or pooling arrangements in existence; (f) no group has been formed for the purpose of acquiring, voting or disposing of the security; (g) none of the selling stockholders are broker-dealers or affiliates of a broker-dealer; and (h) all of the selling stockholders acquired their shares in a non-public offering that satisfied the provisions of Regulations S.  Each of these selling stockholders also agreed, as set out in their respective subscription agreements, that they would not, within one year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective registration statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

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Plan of Distribution

Globe Net will have two types of shares that will be available for distribution:

1.	a self-underwritten offering of new shares related to its Initial Public Offering; and
2.	a secondary offering of non-affiliate shares owned by selling stockholders.

New Shares Related to Globe Net’s Self-Underwritten Offering

Globe Net will attempt to sell a maximum of 5,000,000 shares of common stock to the public on a self underwritten basis at an offering price of $0.05 per share.  Globe Net’s gross proceeds will be $250,000 if all the shares offered are sold.  Since this offering is conducted as a self-underwritten offering, there can be no assurance that any of the shares will be sold.  If Globe Net fails to sell all the shares it is trying to sell, its ability to implement its business plan will be materially affected, and you may lose all or substantially all of your investment.  There is no minimum number of shares of common stock that must be sold on behalf of Globe Net in order to accept funds and consummate investor purchases.  Neither Globe Net nor Mr. Ku Wai Li, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

Globe Net will sell the shares in this offering through Mr. Li, its sole officer and director.  Mr. Li will not register as broker/dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which persons associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer.  The conditions are that

1.	The person is not statutory disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker/dealer;

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr Li is not statutorily disqualified, nor is Mr. Li being compensated, and nor is Mr. Li associated with a broker/dealer.  Mr. Li is and will continue to be Globe Net’s sole officer and director at the end of the offering.  Mr. Li has not been during the last 12 months, and is currently not, a broker/dealer or associated with any broker/dealer.  Mr. Li has not during the last 12 months, and will not in the next 12 months, offered or sold securities for another issuer.

Mr. Li is fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule.  Should Mr. Li conduct this offering in any way that violates Rule 3a4-1, then each of Mr. Li and Globe Net could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which Globe Net’s securities are offered.

Mr. Li, as well all current stockholders, may purchase securities in this offering upon the same terms and conditions as public investors.  If any purchase by a current stockholder triggers a material change, Globe Net would promptly file a post effective amendment to this registration statement.  Any of these purchasers would be purchasing Globe Net’s shares of common stock for investment and not for resale.

No broker or dealer is participating in this offering.  If, for some reason, Globe Net’s directors and stockholders were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering.  This amendment would also detail the proposed compensation to be paid to any such broker or dealer.  The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named.  In addition to the foregoing requirements; Globe Net would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a “no objection” position from that organization on the fairness of the underwriting compensation.  Globe Net would also have to amend, as applicable, its filings at the state and provincial level.

Offering Period and Expiration Date

The offering will remain open until December 31, 2011.

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Procedures for subscribing

If you decide to subscribe for any shares in this offering, you must

1.	complete, sign and deliver a subscription agreement, and

2.	deliver a check or certified funds to “Globe Net Wireless Corp.” for acceptance or rejection.

Right to reject subscriptions

Globe Net has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by Globe Net to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after Globe Net receives them by contacting the subscriber via telephone.  If Globe Net receives an offer on a Friday, Globe Net will confirm its acceptance or rejection of the subscription by telephone over the weekend to comply with the 48 hour commitment.  Within 10 days of accepting a subscription Globe Net will deliver via courier to the subscriber a copy of the accepted and signed subscription agreement and a share certificate representing the shares subscribed for.

Secondary Offering of Non-Affiliate Shares Owned by Selling Shareholders

The selling shareholders who currently own 7,500,000 shares of common stock in the capital of Globe Net may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell the shares at $0.05 per share until Globe Net’s shares may be quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.  A description of the selling limitations defined by Rule 144 can be located on page 25 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with Globe Net.  Such partners may, in turn, distribute such shares as described above. Globe Net can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

Globe Net is bearing all costs relating to the registration of the common stock owned by the selling shareholders.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

'	not engage in any stabilization activities in connection with Globe Net’s common stock;
'	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
'	not bid for or purchase any of Globe Net’s securities or attempt to induce any person to purchase any of Globe Net’s securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Globe Net’s stock qualifies as a penny stock and as a result will be subject to these penny stock rules.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

'	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
'	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
'	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
'	contains a toll-free telephone number for inquiries on disciplinary actions;
'	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
'	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

1.	with bid and offer quotations for the penny stock;
2.	details of the compensation of the broker-dealer and its salesperson in the transaction;
3.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
4.	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for Globe Net’s stock because it will be subject to these penny stock rules.  Therefore, shareholders may have difficulty selling those securities.

Regulation M

During such time as Globe Net may be engaged in a distribution of any of the shares Globe Net is registering by this registration statement, Globe Net is required to comply with Regulation M.  In general, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  Globe Net has informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and Globe Net has also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

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Description of Securities to be Registered

General

Globe Net’s authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As at the date of this prospectus, 9,500,000 common shares are issued and outstanding and owned by 31 shareholders of record.  All of the common shares are fully paid for and non-assessable.

Holders of Globe Net’s common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of one-third of shares of common stock, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Globe Net’s shareholders.  A vote by the holders of a majority of Globe Net’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Globe Net’s Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of Globe Net’s common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to Globe Net’s common stock.

Dividend Policy

Globe Net has never declared or paid any cash dividends on its common stock.  Globe Net currently intends to retain future earnings, if any, to finance the expansion of its business.  As a result, Globe Net does not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase Globe Net’s securities.  Globe Net may, however, issue warrants to purchase its securities in the future.

Options

As of the date of this prospectus, there are no options to purchase Globe Net’s securities.  Globe Net may, however, in the future grant such options and/or establish an incentive stock option plan for its directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, Globe Net has not issued and does not have outstanding any securities convertible into shares of Globe Net’s common stock or any rights convertible or exchangeable into shares of Globe Net’s common stock.  Globe Net may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future shareholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its shareholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the State of Nevada and which has 200 or more shareholders of record, with at least 100 of who have addresses in the State of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly.  As Globe Net currently has less than 200 shareholders and no shareholders in the State of Nevada the statute does not currently apply to Globe Net.

If Globe Net does become an “Issuing Corporation” in the future, and the statute does apply to Globe Net, its sole director Mr. Ku Wai Li on his own will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of Globe Net’s outstanding common stock, provided he does so by the specified 10th day after any acquisition of a controlling interest.

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Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Conrad C. Lysiak, Attorney at Law of Spokane, Washington has provided the legal opinion regarding the legality of the shares being registered.

The financial statements included in this prospectus have been audited by K. R. Margetson Ltd., Chartered Accountant, of 331 East 5th Street, North Vancouver, British Columbia, V7L 1M1, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Globe Net is a Nevada company and was incorporated on September 4, 2009.  Globe Net is a startup company engaged in the development of proprietary wireless broadband technology for the purpose of becoming a rural internet service provider (RISP).  Globe Net is a “shell” company as defined by the SEC as a result of only having nominal operations and nominal assets.

Globe Net’s mission is to provide rural communities with high-speed internet connectivity at speeds equal or better than existing competing services.  Through the use of its Internet and wireless connectivity systems, Globe Net will try to provide internet and related services to both consumers and businesses in currently under serviced or unserviceable areas at real broadband speeds.  See “Plan of Operation” and “Management’s Discussion and Analysis of Financial Condition” below for more information.  As of the effective date of this prospectus Globe Net has not conducted any business operations nor generated any revenues.

Since September 2009, Globe Net has had its executive head office at 2302-3 Pacific Plaza, 410 Des Voeux Road West, Hong Kong.  The telephone number at this office is (852) 37-55-8010.  Globe Net is renting the administrative office on a month to month basis.

Globe Net has an authorized capital of 200,000,000 common shares with a par value of $0.001 per share with 9.5 million common shares currently issued and outstanding.

Globe Net has not been involved in any bankruptcy, receivership or similar proceedings.  There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of Globe Net’s business.

Plan of Operation

Globe Net’s plan of operation for the remainder of its fiscal year is to:

1.	develop Internet and wireless connectivity systems and develop its website;
2.	identify and establish supply contracts with equipment suppliers and service providers;
3.	identify and obtain required licenses and permits;
4.	market rural internet service packages to potential users;
5.	train staff and technicians;
6.	set up transmitting locations / towers; and
7.	sign up a minimum of 100 subscribers to its residential and commercial service packages.

Phase 1 - Develop the Internet and wireless connectivity systems (3 months)

In Phase 1, Globe Net plans to (1) develop its Internet and wireless connectivity systems (the “GNW System”) and (2) develop its website.

The development of the GNW System will consist of identifying potential viable target markets, producing a list of equipment required for the GNW System in the particular target markets, and identifying potential suppliers and service providers.  Target markets will be identified based on the potential number of (a) potential subscribers and (b) locations for transmission towers or existing transmission towers.

Simultaneously, Globe Net will develop and populate its website (www.globenetwireless.com) with information regarding its business and the GNW System.

Globe Net has budgeted $15,000 for this phase and expects it to take three months to complete, with completion expected within the first three months of Globe Net’s plan of operation.

Phase 2 – Identify and establish supply contracts (6 months)

In Phase 2, Globe Net plans to (1) identify equipment suppliers and service providers in its identified target markets and (2) enter into supply contracts with the particular equipment suppliers and service providers.

In this phase of its plan of operations, Globe Net will identify reliable and competitive equipment suppliers, establish time lines for equipment supply and service capabilities, and establish lease criteria.
Globe Net has budgeted $10,000 for this phase and expects it to take six months to complete, with completion expected within the first six months of Globe Net’s plan of operation.  Also, during this phase, Globe Net will continue to (a) develop its GNW System and (b) develop its website.  Phase 2 will overlap with Phase 1 and will be worked on simultaneously with Phase 1.

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Phase 3 – Identify and obtain required licenses and permits (6 months)

In Phase 3, Globe Net plans to identify and obtain all required licenses and permits in each identified target market.  Globe Net will need to identify all required licenses and permits in a particular target market and then prepare and submit an application with the applicable regulatory body with all requisite information and documents.  Also, Globe Net may be required to conduct a compliance study to ensure that the GNW System does not interfere or conflict with other transmissions in that target market.

Globe Net has budgeted $20,000 for this phase and expects it to take six months to complete, with completion expected within the first six months of Globe Net’s plan of operation.  Also, during this phase, Globe Net will continue to (a) develop its GNW System, (b) develop its website, and (c) identify and establish supply contracts.  Phase 3 will overlap and will be worked on simultaneously with Phases 1 and 2.

Phase 4 –Market rural internet service packages to potential users (6 months)

In Phase 4, Globe Net plans to implement its marketing and sales program for its rural internet service packages.

Globe Net has budgeted $40,000 for this phase and expects it to begin within the next six months and will be an ongoing phase of Globe Net’s plan of operation.

Phase 5 – Train staff and technicians (4 months)

In Phase 5, Globe Net plans to (1) interview and recruit technical and administrative personnel, (2) identify consultants to be hired on an “as needed basis”, and (3) develop working protocols and contracts for consultants.

Globe Net has budgeted $10,000 for this phase and expects it to take four months to complete, with completion expected within the first eight months of Globe Net’s plan of operation.

Phase 6 – Set up transmitting locations / towers (4 months)

In Phase 6, Globe Net plans to (1) identify commercially viable markets, (2) evaluate viability of using existing towers for transmission within these markets, (3) establish relationships with local companies that erect, maintain and secure tower facilities, and (4) purchase equipment and supplies.

Globe Net has budgeted $100,000 for this phase and expects it to take four months to complete, with completion expected within the final eight months of Globe Net’s plan of operation.  Also during this phase, Globe Net will continue to train and hire staff and technicians.  Phase 6 will overlap with Phase 5 and will be worked on simultaneously with Phase 5.

Phase 7 – Sign-up subscribers to rural internet service packages (8 months)

In Phase 7, Globe Net plans to sign-up a minimum of 100 subscribers for each viable target market identified.  This phase of Globe Net’s plan of operation will be ongoing.

Globe Net has budgeted $10,000 for this phase and expects it to take eight months to complete, with completion expected within the last eight months of Globe Net’s plan of operation.

Accounting and Audit Plan

Globe Net intends to continue to have its outside consultant assist in the preparation of Globe Net’s quarterly and annual financial statements and have these financial statements reviewed or audited by Globe Net’s independent auditor.  Globe Net’s outside consultant is expected to charge Globe Net approximately $700 to prepare Globe Net’s quarterly financial statements and approximately $2,000 to prepare Globe Net’s annual financial statements.  Globe Net’s independent auditor is expected to charge approximately $1,000 to review each of Globe Net’s quarterly financial statements and approximately $7,500 to audit Globe Net’s annual financial statements.  In the next twelve months, Globe Net anticipates spending approximately $12,000 to pay for its accounting and audit requirements.

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SEC Filing Plan

Globe Net intends to become a reporting company in 2010 after its registration statement is declared effective.  This means that Globe Net will file documents with the US Securities and Exchange Commission on a quarterly basis.  Globe Net expects to incur filing costs of approximately $5,000 per quarter to support its quarterly and annual filings.  In the next 12 months, Globe Net anticipates spending approximately $20,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration of Globe Net’s common stock.
Products

Globe Net plans to deliver high-speed Internet service wirelessly to rural subscribers.  It is Globe Net’s goal is to offer quality, high-speed wireless Internet service to end-users who are without Internet service or underserviced as a result of inferior technologies.  Globe Net intends to develop a new technology that will broadcast an omni-directional wireless signal with a radius of up to approximately 20 miles using 700MHz spectrum.  Unlike microwave, WiFi, or WiMax, direct line of sight is not necessary, which increases its practicality while reducing broadcasting costs.  Globe Net’s Internet and wireless connectivity (“IWC”) systems will transmit high-speed Internet service wirelessly over the 600MHz - 800MHz spectrum, 700MHz being the optimal band, at speeds as high as 20Mbps (megabits per second) download and 4Mbps upload.  The signal will be transmitted from an omni-directional antenna mounted on an elevated structure, such as a transmission or communications tower.  Because the signal  is transmitted at a relatively low frequency, it is not as susceptible to obstructions as Wi-Fi or satellite services, as the signal can penetrate through most vegetation and other solid obstacles such as buildings.

To date, Globe Net has not started any research or development on the GNW System.

The possible applications of the GNW System are numerous.  The Internet is a communications infrastructure and has become a necessity for most businesses.  Globe Net will leverage the GNW System to offer a variety of Internet packages and related services.

A.           Broadband Internet Service

1.           Globe Net will offer two residential service options:

(a)      Standard High-Speed – Transfer rates of up to 2.5Mbps download and 1.0Mbps upload.
(b)      X-Streamsm High-Speed – Transfer rates of up to 5.0Mbps download and 1.0Mbps upload.

2.           Globe Net will offer two commercial service options:

(a)      Business Standard – Transfer rates of up to 2.0Mbps download and 1.0Mbps upload.
(b)      Business X-Streamsm – Transfer rates of up to 5.0Mbps download and 3.0Mbps upload.

B.           Voice-Over-IP Telephone Service

Globe Net’s VoIP telephone service will take advantage of many of the GNW System’s unique enhancements, most notably its signal noise reduction (SNR) technology.  The GNW System will improve voice clarity and increase tonal range, so telephone conversations will sound as good as or better than standard land-line service.  Globe Net will deploy its VoIP service once it achieves a monthly subscriber base of at least 300 subscribers in each rural installation community.

C.	Apple TV

Apple TV is a revolutionary product from Apple Inc., makers of Mac computers and iPod personal music devices.  Apple TV is a device that connects to the Internet, either wirelessly or via Ethernet cable, and directly to a television supporting component or HDMI connections.  Apple TV provides an easy-to-navigate interface where users can rent or buy movies and TV shows (in standard- or high-definition), listen to music stored on iTunes on a computer, and even display photos.

The Apple TV unit does not provide or support broadcast television, so it is not a cable TV substitute.  Use of the Apple TV unit does require higher connection speeds of approximately 3.0Mbps or higher with an optimal speed of 4.0Mbps.  For rural internet users, the Apple TV device would likely be an attractive value-added feature.  The ability for GNW System users to be able to rent or purchase movies from the comforts of their own home will be a good incentive for potential customers to select a higher-speed internet package.

Heading down to the video store to rent a movie or over to the music store to purchase a newly released DVD is easy for people living in or close to urban centers.  However, in rural communities where the nearest video store is “two towns over” or driving to the video store is impossible in winter weather, Apple TV is an attractive alternative.  In many rural communities the nearest video store may be in the next town or city making travel to and from incredibly inconvenient if not outright prohibitive, especially during inclement weather.

Globe Net will actively offer the Apple TV appliance to customers who subscribe to the X-Streamsm High-Speed service.  Through extensive testing, Globe Net found that to fully enjoy Apple TV’s amazing multimedia experience, an Internet connection speed of at least 4.0Mbps is required, and the X-Streamsm High-Speed service residential package will provide up to 5.0Mbps download speed.

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Markets

Beginning with and focusing on North America, Globe Net plans to offer for sale its GNW Systems to residents and businesses located in under-serviced or non-serviced rural areas.  Globe Net will target rural areas or installation communities with the potential for a minimum of 300 subscribers for its Internet packages and related services.

Distribution Methods

Globe Net intends to advertise the availability of the GNW System and related service packages in the target markets through traditional print and radio media.  Distribution of the GNW System will be conducted by an employee or consultant of Globe Net for both the transmitting end and the receiving end of the GNW System.

Status of Products

As of the effective date of this prospectus Globe Net has not developed any products or the GNW System .

Competitive Conditions

Almost all rural internet service providers who currently offer wireless Internet to rural areas use either standard Wi-Fi (802.11b) or satellite technology.

Wi-Fi / 802.11b

802.11b products appeared on the market in early 2000.  802.11b has a maximum raw data rate of 11 Mbps, with average throughput of about 4.5Mbps.  802.11b devices suffer interference from other products operating in the 2.4GHz band.  When implemented as a rural Internet solution, the path between the transmission tower and the receiving equipment must be in direct line-of-sight or better.  Obstructions, such as trees or snow, can cause connection problems.  Wi-Fi services typically offer speeds of up to 2.5Mbps download and 1.0Mbps upload.  Prices can be relatively low, but speed, reliability, and availability are all common issues.

Satellite

Satellite Internet service is available in even the remotest locations.  However, satellite also requires a completely clear line-of-sight between the dish and the satellite for the system to work.  In addition to the signal being susceptible to absorption and scattering by moisture, it is similarly impacted by the presence of trees and other vegetation in the path of the signal.  Most consumer satellite systems operate above 2 GHz making them sensitive to even minor obstructions such as cloudy skies, heavy rain, or leaves on the receiving dish.  Typical satellite services offer speeds of up to 1.0Mbps download and 256kbps upload.  Pricing can be quite high, and problems such as low speeds, inconsistent connections, and high latency are common

For most major providers, bringing internet service to these remote locations is simply an unprofitable proposition either because there are not enough potential customers or because it is too costly to justify expansion of their network in the area.  Some competitors of Globe Net include Omnicity Corp., a public company located in Rushville, Indiana, and Machlink Corporation, a private company located in Edmonton, Alberta, Canada.

The GNW System offers faster Internet speeds than what some competing companies are currently offering to their rural subscribers.  While higher download speeds are immediately obvious to most internet users (i.e. loading pages faster, downloading content faster), faster upload speeds achievable through the use of the GNW System will appeal to commercial and business users as information can be sent from the location faster.  This is a definite advantage for organizations running servers that often transmit information (i.e. medical, governmental) or, transmit large amounts of information (i.e. file server, content provider.

Some people still regard higher Internet speed as a luxury, only good for loading web pages faster or downloading the latest music videos quicker. However, having faster Internet provides many more advantages not only for consumers but for businesses as well.

Increased Productivity – Users can retrieve large documents, research information, and send and receive email quicker.  Rural business employees do not need to go on trips to other locations for meetings.  Instead, they can join web conferences, allowing businesses save time that would otherwise be spent on several days of travel as well as on money for flights, hotels, meals, and rental cars.

Increased Flexibility – Broadband Internet makes working at home possible. Users can remotely connect to their office computers and perform tasks as if they were in that office.  This makes it possible for employees in remote areas to work as part of a larger office environment without the expense of traveling to and from work.

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Internet Telephony – Rural users really take advantage of Voice-Over-IP (VoIP) for their telephone service.  In areas were cellular phone coverage is non-existent or unreliable and land-line service is only partially available, VoIP is a good solution.  Plus, with typically lower monthly and long distance fees, VoIP users can realize substantial cost savings. VoIP will not work well with satellite Internet because of the high latency inherent in that technology.

Expanded Communications – Many people use programs like Skype and Google Chat to video conference or voice chat with family members and friends.  Businesses use web conferencing to have meetings or real-time collaboration software to work on team-centric projects.  Educational establishments are using it to reach out to students who cannot attend classes physically or post videos of lectures for students to download and review at a later time.  All of these applications require high-speed access.

Multimedia Entertainment – Faster Internet delivers better multimedia entertainment. Without real broadband connectivity, viewing videos or downloading music is not a satisfying experience. In fact, some services will not even work without a fast enough Internet connection.

Also, with the GNW System, Globe Net can bring the Internet to areas where Wi-Fi service cannot reach simply because the GNW System is not as susceptible to the pitfalls that affect the other technologies and will not be prone to these interference problems.

Line-of-Sight - Wi-Fi relies on having direct line-of-sight between the transmission tower and the receiving antenna, leaving many locations unserviceable. For example, with trees or other vegetation in the signal path between the source and receiver, Wi-Fi service would not work. Satellite Internet requires a clear line-of-sight between the receiving dish and the orbiting satellite, so inclement weather such as snow or heavy rain or even cloudy skies, can adversely affect the service.  The GNW System’s lower operating frequency will allows its signal to pass through buildings, trees and other obstacles, thereby reaching locations Wi-Fi simply cannot “see”.

Interference - Wi-Fi operates at 2.4GHz. Other devices operating at this frequency, like microwave ovens, Bluetooth devices, baby monitors, and cordless telephones will interfere with a Wi-Fi signal.  Satellite systems are prone to rain fade (degradation during heavy precipitation) and occasional brief periods of solar interference in mid-March and late September, when the sun lines up with the satellite for a few minutes each day.  Rain fade and solar interference affect all satellite links from time to time, not just Internet systems.

Raw Materials / Equipment

Globe Net will need the following equipment to provide its GNW System for Internet packages and related services:

Transmitting End:

• an omni-directional antenna mounted on a communications tower
• server with proprietary software
• custom-designed signal amplifier
• transmitter designed to use the 700MHz-714MHz spectrum range
• duplexer
• 100Mb fibre optic connection

The equipment used at the transmitting location will support up to 5,000 subscribers.  The omni-directional antenna must be mounted on a communication or equipment tower, with wiring running into an enclosed base location where the balance of the equipment is housed.  Getting fibre optic connectivity to the tower may not always be feasible.  If broadband / fibre optic lines are not available in the vicinity of an optimal tower location, fibre optic cables would need to be laid at a cost of $2-$5 per foot.  If the distance from the closest broadband source to the tower is long, the cost would be prohibitively high and a microwave solution would need to be implemented.

Receiving End:

• a simple Yagi-Uda directional antenna connected via coaxial cable to a modem
• Apple AirPort Extreme 801.11n router (providing up to 300Mbps speeds)
• Apple TV multimedia device connected to a monitor
• Apple iMac computer connected wirelessly via AirPort router

The Yagi-Uda antenna will be mounted outside and point in the general direction of the communication tower location.  However, the tower does not have to be in line-of-sight of the antenna.  The installation setup at the receiving location is relatively simple.  Installation of the external antenna, coaxial cabling to the inside and installation and setup of the cable modem takes approximately 45-60 minutes.

For multi-dwelling unit buildings (i.e. apartment buildings, condominiums), a single Yagi-Uda antenna can be installed on the top of the building.  Using a signal amplifier, the GNW System signal can be connected directly into the building’s coaxial cabling system which would be available in every unit.  A cable modem would still be required for each subscriber installation.  The cable modems can communicate bi-directionally and can be managed remotely.  From there it will be easy for a service provider to diagnose connection problems, update modem software, and impose or remove access restrictions as needed.

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Principal Suppliers

Globe Net currently has no principal suppliers for equipment or services.  Globe Net needs to establish a supply chain for the required equipment and the raw materials for its GNW Systems.  Also, Globe Net will need to identify service providers within the rural installation communities to provide the required services to the subscribers.

Dependence on Customers

Currently, Globe Net is not and will not be dependent on one or a few major customers.

Trademark and Licenses

Globe Net currently has no patents or trademarks; and Globe Net is not party to any license, franchise, concession, or royalty agreements or any labor contracts.

Government Approvals and Regulations

Currently, Globe Net is in compliance with all business and operations licenses that are typically applicable to most commercial ventures.  However, there can be no assurance that existing or new laws or regulations that may be adopted in various jurisdictions in the future, will not impose additional fees and taxes on Globe Net and its business operations.  Management is not aware of any such revisions to existing laws and regulations nor new laws or regulations that could have a negative impact on Globe Net’s business and add additional costs to Globe Net’s business operations.

Additionally, most of the broadband spectrum that Globe Net intends to use for transmission of its services is not required to be licensed as it does not cause radio frequency interference.  However, many of the frequencies that Globe Net may use in the future are currently highly regulated by those and other applicable regulators.  EMC transmissions are regulated by the US Federal Communications Commission and Industry Canada.  All equipment liable to cause radio frequency interference is subject to the regulations of these regulatory bodies.

Also, Globe Net may be subject to regulation by the US Federal Aviation Administration and Transport Canada regarding the use and construction of transmission towers and to certain local zoning regulations affecting construction of transmission towers and other facilities.  There may also be restrictions imposed by local authorities.  Currently, Globe Net is not regulated by any such regulatory bodies.

Research and Development Costs

Globe Net has not spent any funds on either company-sponsored research and development activities or customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services, or techniques.

Employees

Globe Net currently does not have any employees.  Globe Net intends to retain the services of trained staff and technicians as needed, which will include technical and administrative personnel and service provider technicians.  Globe Net will also retain consultants on an “as needed basis”.

Description of Property

Globe Net currently has no assets, with the exception of its website (www.globenetwirelss.com).

Globe Net’s executive offices are located at 2302-3 Pacific Plaza, 410 Des Voeux Road West, Hong Kong. Globe Net is renting the offices on a month to month basis.  Management believes that Globe Net’s current facilities are suitable and adequate to meet its current needs, and that suitable additional or substitute space will be available as needed to accommodate expansion of Globe Net’s Business operations.

Legal Proceedings

Globe Net has no legal proceedings that have been or are currently being undertaken for or against Globe Net nor are any contemplated.

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SEC Filings

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission.  Globe Net will become a reporting company after this registration statement has been declared effective by the Securities and Exchange Commission (“SEC”).  As a reporting company Globe Net will file quarterly, annual, beneficial ownership and other reports with the SEC.  Globe Net is only obliged to report to the SEC for one year, however, it is the intention of management to continue reporting with the SEC after that initial year.

You may read and copy any materials Globe Net files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549.  You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Since Globe Net is an electronic filer, the easiest way to access its reports is through the SEC’s Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for Globe Net’s common stock.  Globe Net anticipates applying for trading of its common stock on the Over the Counter Bulletin Board (OTCBB) upon the effectiveness of the registration statement of which this prospectus forms a part.  However, Globe Net can provide no assurance that its shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Globe Net has no common stock that is subject to outstanding warrants to purchase or securities that are convertible to Globe Net common stock.

As of January 26, 2010 Globe Net had 9.5 million common shares outstanding of which 7.5 million common shares are owned by non-affiliate shareholders and 2 million common shares are owned by Globe Net’s sole director and officer who is an affiliate.

Subject to the Rule 144 volume limitations and the “shell company” trading restrictions described in the paragraph below, there are a total of 9,500,000 shares of Globe Net’s common stock that can be sold pursuant to Rule 144 as follows:

●	2 million common shares of Globe Net’s common stock owned by one affiliates since September 14, 2009; and
●	7.5 million common shares of Globe Net’s common stock owned by 30 non-affiliates since January 26, 2010.

Rule 144 Shares

Subject to Globe Net’s status as a “shell company” as defined by the SEC and discussed below, under Rule 144 a shareholder, including an affiliate of Globe Net, may sell shares of common stock after at least six months have elapsed since such shares were acquired from Globe Net or an affiliate of Globe Net.  Rule 144 further restricts the number of shares of common stock which may be sold within any 90 day period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.  Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Globe Net, and who has not been an affiliate of Globe Net for 90 days prior to the sale, and who has beneficially owned shares acquired from Globe Net or an affiliate of Globe Net for more than one year may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

If Globe Net is classified as a “shell company” for having (1) no or nominal operations and (2) no or nominal assets, then Rule 144 will not be available to the shareholders of Globe Net and they would not be able to sell their shares until Globe Net is no longer classified as a “shell company” or the shares are registered.  Shareholders would only be able to rely on Rule 144 and to sell their shares (a) once the shares are registered or (b) one year after Globe Net files the required information once it ceases to be a “shell company”.

Holders of Globe Net’s Common Stock

As of February 7, 2011 Globe Net had 31 holders of its common stock.

Equity Compensation Plans

Globe Net has no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Page - 25

Registration Rights

Globe Net has not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in Globe Net’s articles of incorporation or bylaws that restrict Globe Net from declaring dividends.  The Nevada Revised Statutes, however, do prohibit Globe Net from declaring dividends where, after giving effect to the distribution of the dividend:

Globe Net would not be able to pay its debts as they become due in the usual course of business; or

Globe Net’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Globe Net has not declared any dividends.  Globe Net does not plan to declare any dividends in the foreseeable future.

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Financial Statements

GLOBE NET WIRELESS CORP.

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD SEPTEMBER 4, 2009 (INCEPTION)

TO THE PERIOD ENDED AUGUST 31, 2010

Page - 27

K. R. MARGETSON LTD.*	Chartered Accountant
keith@krmargetson.com	Fax: (toll free both offices) 1.877.874.9583
Sechelt office	North Vancouver office
PO Box 45, 5588 Inlet Avenue	331 East 5th Street
Sechelt BC V0N 3A0	North Vancouver BC V7L 1M1
Tel: 604.885.2810	Tel: 604.929.0891
Fax: 1.877.874.9583	* denotes an incorporated professional

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Globe Net Wireless Corp:

I have audited the accompanying balance sheet Globe Net Wireless Corp (A Development Stage Company) as of August 31, 2010  and the related statements of operations, stockholders' equity and cash flows for the period from date of inception, (September 4, 2009) to August 31, 2010.  These financial statements are the responsibility of the Company's management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, these financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2010 and the results of its operations and its cash flows for the period from date of inception (September 4, 2010) to August 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared using accounting principles generally accepted in the United States of America assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is a development stage company and has incurred operating losses since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to their planned financing and other matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

North Vancouver, Canada                                                             ‘K. R. Margetson Ltd.”
January 31, 2011                                                                              Chartered Accountant

Page F - 1

GLOBE NET WIRELESS CORP.
(A Development Stage Company)
BALANCE SHEET

August 31
ASSETS	2010

CURRENT ASSETS
Cash	$10,550
Prepaid expense	900

Total Assets	$11,450

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$1,280
Accrued Liabilities	1,778

Total Current Liabilities	3,058

STOCKHOLDERS' EQUITY
Common Stock
Authorized
200,000,000 shares at $.001 par value
Issued and outstanding
9,500,000 shares	9,500
Additional Paid in Capital	7,500
Deficit accumulated during the development stage	(8,608)

Total Stockholders' Equity	8,392

Total Liabilities and Stockholders' Equity	$11,450

The accompanying notes are an integral part of the financial statements

Page F - 2

	GLOBE NET WIRELESS CORP.
	(A Development Stage Company)
	STATEMENT OF OPERATIONS

		September 4, 2009
		(inception) to
		August 31, 2010

Expenses
General and administrative expenses		$7,008
Incorporation costs		1,600

Net loss and comprehensive loss		$(8,608)

Loss per share of common stock
- Basic and diluted		$(0.001)

Weighted average number of shares of common stock		6,452,909

The accompanying notes are an integral part of the financial statements

Page F - 3

GLOBE NET WIRELESS CORP.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the period from Inception, September 4, 2009
to August 31, 2010

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, September 4, 2009	-	$-	$-	$-	$-
September 14, 2009, issued 2,000,000 common shares at $.001 per share for cash	2,000,000	2,000	-	-	2,000

January 26, 2010, issued 7,500,000 common shares at $.002 per share for cash	7,500,000	7,500	7,500	-	15,000

Net Loss for the period				(8,608)	(8,608)

Balance, August 31, 2010	9,500,000	$9,500	$7,500	$(9,508)	$7,492

The accompanying notes are an integral part of the financial statements

Page F - 4

GLOBE NET WIRELESS CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

September 4, 2009
(inception) to
August 31, 2010

Cash Flows from (used in) Operating Activities
Net loss for the period	$(8,608)

Increase (Decrease) for changes in working capital items
Prepaid expense	(900)
Accounts Payable	1,280
Accrued Liabilities	1,778

Net Cash provided by (used in) Operating Activities	(6,450)

Cash Flows from (used in) Financing Activities
Issuance of shares	17,000

Net Cash provided by (used in) Financing Activities	17,000

Increase (Decrease) in Cash during the period	10,550

Cash at Beginning of Period	-

Cash at End of Period	$10,550

Supplemental cash flow information

Interest	$-

Taxes	$-

The accompanying notes are an integral part of the financial statements

Page F - 5

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2010

1.	Organization and nature of operations

Globe Net Wireless Corp. ("the Company") was incorporated in the State of Nevada, USA on September 4, 2009. The Company is in its early development stage since its formation and has not realized any revenues from its planned operations. The Company is engaged in the development of a telecommunication business to provide internet and related services to both consumers and businesses currently in under serviced or unserviced areas at real broadband speeds through wireless technology.

The Company’s operations are outside of the United States of America.  It has an office in Hong Kong and a bank account in Switzerland.

The Company has chosen an August 31, 2010 year end.

2.	Basis of Presentation - Going Concern Uncertainties

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate continuation of the Company as a going concern. However, the Company has limited operations and has sustained operating losses resulting in a deficit. The Company has accumulated a deficit of $8,608 since inception September 4, 2009, has yet to achieve profitable operations and further losses are anticipated in the development of its business. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  The Company may seek additional equity as necessary and it expects to raise funds through private or public equity investment in order to support existing operations and expand the range of its business. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

3.	Summary of principal accounting policies

On June 29, 2009, the Financial Accounting Standards Board (FASB) established the FASB Accounting Standards Codification (“ASC”) as the single source of authoritative U.S. generally accepted accounting principles (GAAP) for all non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) are also sources of authoritative U.S. GAAP for SEC registrants. The Codification does not change U.S. GAAP but takes previously issued FASB standards and other U.S. GAAP authoritative pronouncements, changes the way the standards are referred to, and includes them in specific topic areas. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

Basis of presentation

The accompanying financial statements are stated in US dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.

Page F - 6

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2010

3.	Summary of principal accounting policies (Continued)

Development stage company

The Company has not earned any revenue from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Entity” as set forth in ASC Topic 915.  Among the disclosures required by ASC Topic 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

Income Taxes

The Company follows the guideline under ASC Topic 740 “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Since the Company is in the developmental stage and has losses, no deferred tax asset or income taxes have been recorded in the financial statements.

Concentration of credit risk

The Company places its cash and cash equivalents with a high credit quality financial institution. The Company maintains United States Dollars at a bank in Switzerland that are not insured. The Company minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

Page F - 7

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2010

3.	Summary of principal accounting policies (Continued)

Comprehensive income

The Company has adopted ASC Topic 220 “Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity.  Comprehensive income comprises equity except that resulting from investments by owners and distributions to owners.

For the period ended August 31, 2010, there are no reconciling items between the net loss presented in the statements of operations and comprehensive loss as defined by ASC Topic 220.

Foreign currency translations

The functional currency of the Company is the U.S. Dollar.  At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Research and Development Costs

Research and development costs are expensed as incurred.

Loss per share

The Company reports basic loss per share in accordance with ASC Topic 260 “Earnings Per Share” (“EPS”).  Basic loss per share is based on the weighted average number of common shares outstanding and diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. There are no potentially dilutive securities outstanding and therefore, diluted earnings per share on not presented.  All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Financial instruments

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities and their carrying values approximate fair value because of their short-term nature.  Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Page F - 8

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2010

3.	Summary of principal accounting policies (Continued

Fair value measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures”.  Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

ASC Topic 820, in and of itself, does not require any fair value measurements.  As at August 31, 2010, the Company did not have assets or liabilities subject to fair value measurement.

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with ASC 350-50 “Website Development Cost” that codified the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) NO. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”.  The website development costs are divided into three stages, planning, development and production. The development stage can further be classified as application and infrastructure development, graphics development and content development. In short, website development cost for internal use should be capitalized except content input and data conversion costs in content development stage.  Amortization is based on estimated useful life on a straight line basis and will start when the software is ready for use.

Page F - 9

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2010

3.	Summary of principal accounting policies (Continued)

Recently issued accounting pronouncements

In January 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-06 which is intended to improve disclosures about fair value measurements. The guidance requires entities to disclose significant transfers in and out of fair value hierarchy levels, the reasons for the transfers and to present information about purchases, sales, issuances and settlements separately in the reconciliation of fair value measurements using significant unobservable inputs (Level 3). Additionally, the guidance clarifies that a reporting entity should provide fair value measurements for each class of assets and liabilities and disclose the inputs and valuation techniques used for fair value measurements using significant other observable inputs (Level 2) and significant unobservable inputs (Level 3). The Company has applied the new disclosure requirements as of January 1, 2010, except for the disclosures about purchases, sales, issuances and settlements in the Level 3 reconciliation, which will be effective for interim and annual periods beginning after December 15, 2010. The adoption of this guidance has not had and is not expected to have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU 2010-09 "Subsequent Events", which amended ASC 855-10 and states an entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and SEC requirements. The adoption of this guidance on January 1, 2010 did not have a material effect on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

4.	Common stock

On September 14, 2009 the company authorized issuance of 2,000,000 restricted common stock, at a unit price of $0.001 per share, to a director of the Company. Total proceeds were $2,000.

On January 26, 2010, the company received $15,000 as part of a private placement for the issuance of 7,500,000 restricted common stock, at a unit price of $0.002 per share.

No stock options or warrants were outstanding as at August 31, 2010.

Page F - 10

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2010

5.	Income tax

Income tax recovery differs from that which would be expected from applying the effective tax rates to the net loss as follows:

Cumulative from
Inception on
September 4, 2009
Through
August 31, 2010
Net loss for the period	$ (8,608)
Statutory and effective tax rate	15%
Income tax expense recovery at the effective rate	(1,291)
Permanent difference	240
Tax losses carry forward deferred	1,051
Corporate income tax expense and corporate income taxes payable	$ -
The Company has accumulated non-capital income tax losses of $7,008. Under normal circumstances the losses will expire in 2030.
As at August 31, 2010, the tax effect of the temporary timing differences that give rise to significant components of deferred income tax asset are noted below. A valuation allowance has been recorded as management believes it is more likely than not that the deferred income tax asset will not be realized.
Tax attributes:	August 31, 2010
Tax loss carried forward	$ 7,008
Deferred income tax assets	1,051
Valuation allowance	(1,051)
Deferred tax asset	$ -

Page F - 11

Financial Statements

GLOBE NET WIRELESS CORP.

FINANCIAL STATEMENTS
(unaudited)

FOR THE PERIOD SEPTEMBER 4, 2009 (INCEPTION)

TO THE PERIOD ENDED NOVEMBER 30 2010

Page - 39

GLOBE NET WIRELESS CORP.
(A Development Stage Company)
BALANCE SHEETS
Unaudited

ASSETS	November 30 2010	August 31 2010

CURRENT ASSETS
Cash and cash equivalents	$8,298	$10,550
Prepaid expense	563	900

	8,861	11,450

Website development	1,140	-

Total Assets	$10,001	$11,450

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$4,381	$1,280
Accrued Liabilities	5,500	1,778

Total Current Liabilities	9,881	3,058

STOCKHOLDER'S EQUITY
Common Stock - Note 6
Par Value:$0.001
Authorized 200,000,000 shares
Issued 9,500,000 shares	9,500	9,500
Additional Paid in Capital	7,500	7,500
Deficit Accumulated during the development stage	(16.880)	(8,608)

Total Stockholders' Equity	120	8,392

Total Liabilities and Stockholders' Equity	$1,001	$11,450

The accompanying notes are an integral part of the financial statements

Page F2 - 1

GLOBE NET WIRELESS CORP.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
Unaudited

		For the Period	For the Period
	For the Three	Sept. 4, 2009	Sept. 4, 2009
	Months ended	(inception) to	(inception) to
	November 30	November 30	November 30
	2010	2009	2010
EXPENSES

General and administrative expenses	$8,272	$-	$15,280
Incorporation costs	-	1,600	1,600

Net loss and comprehensive loss	$(8,272)	$(1,600)	$(16,880)

Loss per share of common stock
-Basic and diluted	$(0.001)	$(0.001)

Weighted average shares of common stock
-Basic and diluted	9,500,000	1,770,115

The accompanying notes are an integral part of the financial statements

Page F2 - 2

GLOBE NET WIRELESS CORP.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
Unaudited
For the Period from Inception, September 4, 2009
To November 30, 2010

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, September 4, 2009	-	$-	$-	$-	$-
September 14, 2009, authorized to issue 2,000,000 common shares at $.001 per share for cash	2,000,000	2,000	-	-	2,000

January 26, 2010, authorized to issue 7,500,000 common shares at $.002 per share for cash	7,500,000	7,500	7,500	-	15,000

Net Loss for the period	-	-	-	(8,608)	(8,608)

Balance, August 31, 2010	9,500,000	9,500	7,500	(8,608)	8,392

Net Loss for the period	-	-	-	(8,272)	(8,272)

Balance, November 30, 2010	9,500,000	$9,500	$7,500	$(16,880)	$120

The accompanying notes are an integral part of the financial statements

Page F2 - 3

GLOBE NET WIRELESS CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Unaudited

			For the period
	For the three	For the three	Sept. 4, 2009
	months ended	months ended	(inception) to
	November 30	November 30	November 30,
	2010	2009	2010

Cash Flows from (used in) Operating Activities
Net Loss	$(8,272)	$(1,600)	$(16,880)

Increase (Decrease) in Operating Liabilities
Prepaid Expenses	337		(563)
Accounts Payable	3,101	-	4,381
Accrued Liabilities	3,722	1,600	5,500

Net Cash provided by (used in) Operating Activities	(1,112)	-	(7,562)

Cash Flows from (used in) Investing Activities
Website development	(1,140)	-	(1,140)

Net Cash provided by (used in) Investing Activities	(1,140)	-	-

Cash Flows from (used in) Financing Activities
Common shares issued	-	-	17,000

Net Cash provided by (used in) Financing Activities	-	-	17,000

Increase (Decrease) in Cash	(2,252)	-	8,298

Cash at Beginning of Period	10,550	-	-

Cash at End of Period	$8,298	$-	$8,298

Supplemental cash flow information

Interest	$-	$-	$-

Taxes	$-	$-	$-

The accompanying notes are an integral part of the financial statements

Page F2 - 4

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (unaudited)
November 30, 2010

1.	Organization and nature of operations

Globe Net Wireless Corp. ("the Company") was incorporated in the State of Nevada, USA on September 4, 2009. The Company is in its early development stage since its formation and has not realized any revenues from its planned operations. The Company is engaged in the development of a telecommunication business to provide internet and related services to both consumers and businesses currently in under serviced or unserviced areas at real broadband speeds through the wireless technology.

The Company has chosen an August 31 year end.

2.	Interim Reporting

While the information presented in the accompanying three month interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America.  All adjustments are of a normal recurring nature.

These interim financial statements follow the same accounting policies and methods of their application as the Company’s August 31, 2010 annual financial statements.  However, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements.  Accordingly, it is suggested that these interim financial statements be read in conjunction with the Company’s August 31, 2010 annual financial statements.

Operating results for the three months ended November 30, 2010 are not necessarily indicative of the results to be expected for the year ended August 31, 2011.

3.	Basis of Presentation - Going Concern Uncertainties

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate continuation of the Company as a going concern. However, the Company has limited operations and has sustained operating losses resulting in a deficit.

The Company has accumulated a deficit of $16,880 since inception September 4, 2009, has yet to achieve profitable operations and further losses are anticipated in the development of its business. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  The Company may seek additional equity as necessary and it expects to raise funds through private or public equity investment in order to support existing operations and expand the range of its business. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

4.	Summary of principal accounting policies

On June 29, 2009, the Financial Accounting Standards Board (“FASB”) established the FASB Accounting Standards Codification (“ASC”) as the single source of authoritative U.S. generally accepted accounting principles (GAAP) for all non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) are also sources of authoritative U.S. GAAP for SEC registrants. The Codification does not change U.S. GAAP but takes previously issued FASB standards and other U.S. GAAP authoritative pronouncements, changes the way the standards are referred to, and includes them in specific topic areas. The Codification Is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

Basis of presentation

The accompanying financial statements are stated in US dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.

Page F2 - 5

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (unaudited)
November 30, 2010

4.	Summary of principal accounting policies (Continued)

Development stage company

The Company has not earned any revenue from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Entity” as set forth in ASC Topic 915.  Among the disclosures required by ASC Topic 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

Income Taxes

The Company follows the guideline under ASC Topic 740 “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Since the Company is in the developmental stage and has losses, no deferred tax asset or income taxes have been recorded in the financial statements.

Concentration of credit risk

The Company places its cash and cash equivalents with a high credit quality financial institution. The Company maintains United States Dollars at a bank in the Switzerland that are not insured. The Company minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

Page F2 - 6

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (unaudited)
November 30, 2010

4.	Summary of principal accounting policies (Continued)

Comprehensive income

The Company has adopted ASC Topic 220 “Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity.  Comprehensive income comprises equity except that resulting from investments by owners and distributions to owners.

For the period ended November 30, 2010, there are no reconciling items between the net loss presented in the statements of operations and comprehensive loss as defined by ASC Topic 220.

Foreign currency translations

The Company is located and operating outside of the United States of America. The functional currency of the Company is the U.S. Dollar.  At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Research and Development Costs

Research and development costs are expensed as incurred.

Loss per share

The Company reports basic loss per share in accordance with ASC Topic 260 “Earnings Per Share” (“EPS”).  Basic loss per share is based on the weighted average number of common shares outstanding and diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. There are no potentially dilutive securities outstanding and therefore, diluted earnings per share on not presented.  All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Financial instruments

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities and their carrying values approximate fair value because of their short-term nature.  Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Page F2 - 7

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (unaudited)
November 30, 2010

4.	Summary of principal accounting policies (Continued

Fair value measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures”.  Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

ASC Topic 820, in and of itself, does not require any fair value measurements.  As at November 30, 2010, the Company did not have assets or liabilities subject to fair value measurement.

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with ASC 350-50 “Website Development Cost.” Website development costs are divided into three stages, planning, development and production. The development stage can further be classified as application and infrastructure development, graphics development and content development. In short, website development cost for internal use should be capitalized except content input and data conversion costs in content development stage.  Amortization is based on estimated useful life on a straight line basis and will start when the software is ready for use.

Page F2 - 8

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS (unaudited)
November 30, 2010

4.	Summary of principal accounting policies (Continued)

Recently issued accounting pronouncements

The Company adopts new pronouncement relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

5.	Common stock

On September 14, 2009 the company authorized issuance of 2,000,000 restricted common stock, at a unit price of $0.001 per share, as part of a Section 4(2) subscription to a director of the Company.  Total proceeds were $2,000.

On January 26, 2010, the company received $15,000 as part of a private placement for the issuance of 7,500,000 restricted common stock, at a unit price of $0.002 per share.

No stock options or warrants were outstanding as at November 30, 2010.

Page F2 - 9

Management’s Discussion and Analysis of Financial Condition

General

This discussion should be read in conjunction with the August 31, 2010 audited financial statements, the notes, and the tables included elsewhere in this registration statement.  Management’s discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future performance.  However, future performance involves risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.  See “Forward-looking Statements” below for more details.

Globe Net is a startup company engaged in the development of proprietary wireless broadband technology for the purpose of becoming a rural internet service provider.  Globe Net is focused on providing rural communities with high-speed internet connectivity at speeds equal or better than existing competing services.  Globe Net has not commenced significant operations and is considered a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 Accounting and Reporting by Development Stage Enterprises, and follows the guideline of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codifications (“ASC”) Topic 915 Development State Entities

Liquidity, Capital Resources and Financial Position

Year Ended August 31, 2010

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis.  At August 31, 2010, Globe Net had a cash balance of $10,550 and negative cash flows from operations of $6,450 for the year ended August 31, 2010.

From its inception, on September 4, 2009 to August 31, 2010 Globe Net raised a total of $17,000 from private offerings of its shares of common stock, which has been used to fund Globe Net’s operations to date.

The notes to Globe Net’s audited financial statements as of August 31, 2010, disclose its uncertain ability to continue as a going concern.  Globe Net has not and does not expect to generate any revenues to cover its expenses while it is in the development stage and as a result Globe Net had accumulated a deficit of $8,392 since inception.  As of August 31, 2010, Globe Net had $3,058 in current liabilities.  When its current liabilities are offset against its current assets of $11,450 Globe Net is left with a working capital of $8,392.

Net Cash Flows From Operating Activities.  Net cash flows from operating activities during the year ended August 31, 2010 was a negative cash flow of $6,450, which was primarily due to an operating loss of $8,608 offset by accounts payable of $1,280 and accrued liabilities of $1,778.

Net Cash Flows From Investing Activities.  Globe Net did not have any investing activities during the year ended August 31, 2010.

Net Cash Flows From Financing Activities.  During the year ended August 31, 2010 Globe Net raised $17,000 in common stock subscriptions.

Three Month Period Ended November 30, 2010

At November 30, 2010, Globe Net had a cash balance of $8,298 and negative cash flows from operations of $1,112 for the three month period ended November 30, 2010.

From its inception, on September 4, 2009 to November 30, 2010 Globe Net raised a total of $17,000 from private offerings of its shares of common stock, which has been used to fund Globe Net’s operations to date.  Since November 30, 2010 Globe Net has not raised any additional funds.

Globe Net has accumulated a deficit of $16,880 since inception.  As of November 30, 2010, Globe Net had $9,881 in current liabilities.  When its current liabilities are offset against its current assets of $8,861 Globe Net is left with a negative working capital of $1,020.  While Globe Net has successfully generated sufficient working capital through the sale of common stock and management believes that Globe Net can continue to do so for the next year, there are no assurances that Globe Net will succeed in generating sufficient working capital through the sale of common stock to meet its ongoing cash needs.

Net Cash Flows From Operating Activities.  Net cash flows from operating activities during the three month period ended November 30, 2010 was a negative cash flow of $1,112, which was primarily due to an operating loss of $8,272 offset by an increase in accounts payable of $3,101 and accrued liabilities of $3,722.

Net Cash Flows From Investing Activities.  Globe Net invested $1,140 in website development during the three month period ended November 30, 2010.

Page - 49

Net Cash Flows From Financing Activities.  Globe Net did not have any financing activities during the three month period ended November 30, 2010.

Results of Operations

Year Ended August 31, 2010

Net Loss.  During the year ended August 31, 2010, Globe Net had a net loss of $8,608 or $0.001 per share.  The loss was primarily due to general and administrative expenses and cost of formation.

Revenue.  Globe Net had no operating revenues since its inception on September 4, 2009, through to August 31, 2010.  Globe Net’s activities have been financed from the proceeds of share subscriptions.

Operating Expenses.  Globe Net’s operating expenses since its inception on September 4, 2009, through to August 31, 2010 were $8,608.  The operating expenses were primarily due to $7,008 in general and administrative expenses, and $1,600 in incorporation costs.

Three Month Period Ended November 30, 2010

Net Loss.  During the three month period ended November 30, 2010, Globe Net had a net loss of $8,272 or $0.001 per share.  The loss was due to general and administrative expenses.

Revenue.  Globe Net had no operating revenues since its inception on September 4, 2009, through to November 30, 2010.  Globe Net’s activities have been financed from the proceeds of share subscriptions.

Operating Expenses.  Globe Net’s operating expenses since its inception on September 4, 2009, through to November 30, 2010 were $16,880.  The operating expenses were primarily due to $15,280 in general and administrative expenses, and $1,600 in incorporation costs.

Inflation

Management does not believe that inflation will have a material impact on Globe Net’s future operations.

Off-balance sheet arrangements

Globe Net has no off-balance sheet arrangements including arrangements that would affect its liquidity, capital resources, market risk support and credit risk support or other benefits.  Globe Net does not have any non-consolidated, special-purpose entities.

Contingencies and Commitments

Globe Net had no contingencies or long term commitments at November 30, 2010.

Critical Accounting Policies and Estimates

An appreciation of Globe Net’s critical accounting policies is necessary to understand its financial results.  These policies may require that Globe Net to make difficult and subjective judgments regarding uncertainties; as a result, the estimates may significantly impact its financial results.  The precision of these estimates and the likelihood of future changes depend on a number of underlying variables and a range of possible outcomes.  Globe Net has applied its critical accounting policies and estimation methods consistently.

Development Stage Company

Globe Net has not earned any revenue from limited principal operations.  Accordingly, Globe Net’s activities have been accounted for as those of a “Development Stage Entity” as set forth in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915.  Among the disclosures required by ASC Topic 915 are that Globe Net’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of Globe Net’s inception.  All losses accumulated since inception have been considered as part of Globe Net’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared.  Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management.  Actual results could differ from those estimates

Page - 50

    Fair Value of Financial Instruments

Globe Net’s financial instruments consist of cash, accounts payable and accrued liabilities and their carrying values approximate fair value because of their short-term nature.  Management is of the opinion that Globe Net is not exposed to significant interest or credit risks arising from these financial instruments.

    Concentration of Credit Risk

Globe Net places its cash and cash equivalents with a high credit quality financial institution.  Globe Net maintains United States Dollars at a bank in Switzerland that is not insured.  Globe Net minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

    Foreign Currency Translation

Globe Net is located and operating outside of the United States of America.  The functional currency of Globe Net is the U.S. Dollar.  At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in operations.

    Research and Development Costs

Research and development costs are expensed as incurred.

Website Development Costs

Globe Net recognizes the costs associated with developing a website in accordance with ASC 350-50 “Website Development Cost” that codified the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) NO. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”.  The website development costs are divided into three stages, planning, development and production.  The development stage can further be classified as application and infrastructure development, graphics development and content development.  In short, website development cost for internal use should be capitalized except content input and data conversion costs in content development stage.  Amortization is based on estimated useful life on a straight line basis and will start when the software is ready for use.

Forward-looking Statements

This registration statement contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties.  Statements that are not historical facts, including statements about management’s beliefs and expectations, are forward-looking statements.  Forward-looking statements include statements preceded by, followed by, or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions.  These statements include, among others, statements regarding Globe Net’s current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of its business.  Forward-looking statements are only predictions and not guarantees of performance and speak only as of the date they are made.  Globe Net undertakes no obligation to update any forward-looking statement in light of new information or future events.

Although management believes that the expectations, estimates and projections reflected in the forward-looking statements are based on reasonable assumptions when they are made, Globe Net can give no assurance that these expectations, estimates and projections can be achieved.  Management believes the forward-looking statements in this registration statement are reasonable; however, you should not place undue reliance on any forward-looking statement, as they are based on current expectations.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Factors that could cause actual results to differ materially from Globe Net’s expectations include, but are not limited to:

•	the number of subscribers that Globe Net is able to successfully sign-up and provide services to,
•	changes in federal or state laws and regulations to which Globe Net is subject, including tax, environmental, and employment laws and regulations,
•	conditions of the capital markets that Globe Net utilizes to access capital,
•	the ability to raise capital in a cost-effective way,
•	the effect of changes in accounting policies, if any,
•	the ability of Globe Net to manage its growth,
•	the ability to control costs,
•	Globe Net’s ability to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002,
•	Globe Net’s ability to obtain governmental and regulatory approval of various expansion or other projects,
•	changes in general economic conditions in the United States and in the rest of North America and changes in the industries in which Globe Net conducts its business, and
•	the costs and effects of legal and administrative claims and proceedings against Globe Net.

For a more detailed discussion of these and other risks that may impact Globe Net’s business, see “Risk Factors” beginning on page 7.

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Changes In and Disagreements With Accountants
on Accounting and Financial Disclosure

Since inception on September 4, 2009, there were no disagreements with Globe Net’s principal accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure.  In addition, there were no reportable events as described in Item 304 of Regulation S-K that occurred within Globe Net’s two most recent fiscal years and the subsequent interim periods.

Directors, Executive Officers, Promoters and Control Persons

The sole Director and Officer currently serving Globe Net is as follows:

Name	Age	Positions Held and Tenure
Ku Wai Li	25	CEO, President, CFO, Treasurer, Corporate Secretary, and Director since September 4, 2009

The sole Director named above will serve until the next annual meeting of the shareholders.  Thereafter, directors will be elected for one-year terms at the annual shareholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Ku Wai Li

Mr. Li has acted as Globe Net’s sole Director and Officer since its inception on September 4, 2009.  Since July 2004, Mr. Li has also been an accountant for Linfeng Electronics Ltd in the Shenzen Province of China.

Conflicts of Interest

Though Mr. Li does not work with any other wholesale or retail companies other than Globe Net, he may in the future.  Globe Net does not have any written procedures in place to address conflicts of interest that may arise between its business and the future business activities of Mr. Li.

Audit Committee Financial Expert

Globe Net does not have a financial expert serving on an audit committee.  Globe Net does not have an audit committee because it is a start-up development company and has no revenue.

Significant Employees and Consultants

Globe Net has no significant employees.

Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by Globe Net to become directors or executive officers.

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Involvement in Certain Legal Proceedings

During the past ten years, no of the director, officer, or promoter of Globe Net has been:

•	a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•	convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

•
found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

•
found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

▪	any Federal or State securities or commodities law or regulation; or
▪
any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

▪	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Executive Compensation

Compensation Discussion and Analysis

Globe Net does not have any compensation policies currently in place nor a compensation committee.

Since the end of Globe Net’s last fiscal year end, no actions have been taken regarding executive compensation.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to Globe Net’s Officer for all services rendered in all capacities to Globe Net for the fiscal periods indicated.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compen- sation Earnings ($) (h)	All other compen-sation ($) (i)	Total ($) (j)
Ku Wai Li CEO & CFO Sep 2009 - present	2010 2009 2008	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil nil nil

Globe Net’s director has not received any monetary compensation as a director since Globe Net’s inception to the date of this prospectus. Globe Net currently does not pay any compensation to its director serving on its board of directors.

Stock Option Grants

Globe Net has not granted any stock options to the executive officer since its inception on September 4, 2009.

Employment Agreements

Currently, Globe Net does not have an employment agreement with Ku Wai Li.  However, Globe Net reimburses Mr. Li for all reasonable expenses incurred by Mr. Li while acting as the sole director and officer of Globe Net.

There are no other agreements between Globe Net and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer that provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of Globe Net or from a change in a named executive officer’s responsibilities following a change in control.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the number of shares of common stock owned of record and beneficially by executive officers, directors, and persons who hold 5% or more of the outstanding common stock of Globe Net.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering (1)
common shares	Ku Wai Li 2302-3 Pacific Plaza 410 Des Voeux Road West Hong Kong, China	2,000,000	21.1%
common shares	All executive officers and directors as a group	2,000,000	21.1%
(1)	The percent of class is based on 9,500,000 shares of common stock outstanding as of February 7, 2011.

Each person listed above has full voting and investment power with respect to the common shares indicated.  Under the rules of the SEC, a person (or a group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase Globe Net’s common shares.

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Changes in Control

Globe Net is not aware of any arrangement that may result in a change in control of the Company.

Transactions with Related Persons, Promoters and
Certain Control Persons

(a)        Transactions with Related Persons

During Globe Net’s last three fiscal years, no director, executive officer, security holder, nor any immediate family of such director, executive officer, nor security holder owning 5% or more has had any direct or indirect material interest in any transaction or currently proposed transaction, which Globe Net was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of Globe Net’s total assets at year-end for the last two completed fiscal years

(b)      Review, approval or ratification of transactions with related persons

Currently Globe Net does not have any policies and procedures for the review, approval, or ratification of transactions with related persons.

(c)      Promoters and certain control persons

Since inception of Globe Net on September 4, 2009, Ku Wai Li has been the only promoter of Globe Net’s business, but Mr. Li has not received anything of value from Globe Net nor is any person entitled to receive anything of value from Globe Net for services provided as a promoter of the business of Globe Net.

(d)      Director independence

Globe Net’s board of directors currently solely consists of Ku Wai Li.  Pursuant to Item 407(a) of Regulation S-K of the Securities Act, Globe Net’s board of directors has adopted the definition of “independent director” as set forth in Rule 4200(a)(15) of the NASDAQ Manual.  In summary, an “independent director” means a person other than an executive officer or employee of Globe Net or any other individual having a relationship which, in the opinion of Globe Net’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, and includes any director who accepted any compensation from Globe Net in excess of $200,000 during any period of 12 consecutive months with the three past fiscal years.  Also, the ownership of Globe Net’s stock will not preclude a director from being independent.

In applying this definition, Globe Net’s board of directors has determined that Mr. Li does not qualify as an “independent director” pursuant to the same Rule.

As of the date of the prospectus, Globe Net did not maintain a separately designated compensation or nominating committee.
Globe Net has also adopted this definition for the independence of the members of its audit committee.  Ku Wai Li is the sole member of Globe Net’s audit committee.  Globe Net’s board of directors has determined that Mr. Li is not “independent” for purposes of Rule 4200(a)(15) of the NASDAQ Manual, applicable to audit, compensation and nominating committee members, and is not “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Globe Net pursuant to provisions of the State of Nevada, Globe Net has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Dealer Prospectus Delivery Obligation

Until [December 31, 2011], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II - Information Not Required In Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	$ 100
Auditor Fees and Expenses	7,500
Accounting Fees and Expenses	1,000
Legal Fees and Expenses	10,000
Electronic Filing Fees	900
Printing Costs	1,000
Courier Costs	500
Transfer Agent Fees	2,000
Total	$23,000

All amounts are estimates. Globe Net is paying all expenses listed above.  None of the above expenses of issuance and distribution will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

As permitted by Nevada law, Globe Net’s Articles of Incorporation provide that it will indemnify Globe Net’s directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of Globe Net, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, Globe Net’s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit.  This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director’s liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Globe Net pursuant to provisions of the State of Nevada, Globe Net has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

As of February 7, 2011, Globe Net has sold 9.5 million shares of unregistered securities. All of these 9.5 million shares were acquired from Globe Net in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to non-US residents.

The shares include the following:

•	On September 14, 2009, Globe Net issued 2,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $2,000 to its President; and

•	On January 26, 2010, Globe Net issued 7,500,000 shares of common stock to 30 non-affiliate International resident at a price of $0.002 per share for cash proceeds of $15,000.

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With respect the above offerings to International residents, Globe Net completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the common stock was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S.  Globe Net did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares.  Each investor represented to Globe Net that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.  The subscription agreement executed between Globe Net and the investor included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act.  The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that Globe Net is required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act.  When issued all securities will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Each investor was given adequate access to sufficient information about Globe Net to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the investors.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of Globe Net Wireless Corp.
3.2	By-Laws of Globe Net Wireless Corp.
5.1	Opinion of Conrad C. Lysiak, regarding the legality of the securities being registered.
14	Code of Ethics.
23.1	Consent of Independent Auditor.
23.2	Consent of Conrad C. Lysiak.

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)
reflect in Globe Net’s prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c)
include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

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4.
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 340A, will be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to Globe Net’s directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by Globe Net of expenses incurred or paid by one of its directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of Globe Net’s directors, officers or controlling persons in connection with the securities being registered, Globe Net will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto, duly authorized in the City of Hong Kong, China on February 10, 2011.

Globe Net Wireless Corp.

By:
/s/ Ku Wai Li

Ku Wai Li
Director, Chief Executive Officer, President, and Principal Executive Officer

Pursuant to the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ Ku Wai Li

Ku Wai Li
Director, Chief Executive Officer, President, and Principal Executive Officer
February 10, 2011

/s/ Ku Wai Li

Ku Wai Li
Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer
February 10, 2011

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Exhibit 3.1

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Exhibit 3.2

Page - 63

BY-LAWS

of

Globe Net Wireless Corp.
a Nevada corporation

ARTICLE 1

Offices

Section 1.                      The registered office of this corporation is in the city of Reno, Nevada.

Section 2.                      The corporation may also have offices at other places both within and without the State of Nevada as the directors may determine or the business of the corporation may require.

ARTICLE 2

Meetings of Stockholders

Section 1.                      Annual meetings of the stockholders must be held at the registered office of the corporation or at any other place within or without the State of Nevada as the directors may decide.  Special meetings of the stockholders may be held at the time and place within or without the State of Nevada as is stated in the notice of the meeting, or in a duly executed waiver of notice.

Section 2.                      Annual meetings of the stockholders must be held on the anniversary date of incorporation each year if it is not a legal holiday and, and if it is a legal holiday, then on the next secular day following, or at another time as the directors may decide, at which the stockholders will elect the directors and transact any other business that is properly before the meeting.

Section 3.                      The president or the secretary may, by resolution of the directors or on the written request of the stockholders owning a majority of the issued and outstanding shares and entitled to vote, call special meetings of the stockholders for any purpose unless otherwise prescribed by statute or by the articles of incorporation.  A request must state the purpose of the proposed meeting.

Section 4.                      Notices of meetings must be written and signed by the president or vice-president or the secretary or an assistant secretary or by any other person designated by the directors.  The notice must state the purpose for which the meeting is called and the time and the place, which may be within or without  the State, where it is to be held.  A copy of the notice must be either delivered personally or mailed, postage prepaid, to each stockholder of record entitled to vote at the meeting not less than 10 and not more than 60 days before the meeting.  If it is mailed, it must be directed to a stockholder at the address that appears upon the records of the corporation and is deemed to be delivered to the stockholder when it is deposited into the mail.  If a stockholder is a corporation, association or partnership, the notice is deemed to have been delivered to the stockholder it is delivered personally to an officer of the corporation or association, or to any member of a partnership.  A transferee is not entitled to notice of a meeting if the stock is transferred after the notice is delivered and before the meeting is held.

Section 5.                      Business transactions at any special meeting of stockholders is limited to the purpose stated in the notice.

Section 6.                      The holders of one-third of the stock issued and outstanding and entitled to vote and present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation.  If a quorum is not present or represented at any meeting of the stockholders, the stockholders who are entitled to vote and present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcements at the meeting.  At such adjourned meeting, the quorum shall be equal to the number of issued and outstanding shares of the corporation present in person or by proxy and any business may be transacted at the adjourned meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment of the meeting, notwithstanding the withdrawal of shareholders from the meeting so that less than a quorum remains.

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Section 7.                      When a quorum is present or represented at any meeting, the vote of the holders of 10% of the stock having voting power present in person or represented by proxy is sufficient to elect directors or to decide any question brought before the meeting unless the statute or the articles of incorporation specify that the question  requires that a different percentage is required to decide the question.

Section 8.                      Each stockholder of record of the corporation is entitled at each meeting of the stockholders to one vote for each share standing in his name on the books of the corporation.  Any stockholder may demand that the vote for directors and any question before the meeting be by ballot.

Section 9.                      At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by in writing.  If the written proxy designates two or more persons to act as proxies, a majority of the designated persons present at the meeting, or one if only one is present, has the powers conferred by the written instruction.  No proxy or power of attorney to vote may be voted at a meeting of the stockholders unless it has been filed with the secretary of the meeting when required by the inspectors of election.  All questions regarding the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes must be decided by the inspectors of election who are appointed by the directors, or if not appointed, then by the officer presiding at the meeting.

Section 10.                      Any action that may be taken by the vote of the stockholders at a meeting may be taken without meeting if it is authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statute or the articles of incorporation require a greater proportion of voting power to authorize the action, in which case the greater proportion of written consents is required.

ARTICLE 3

Directors

Section 1.                      The directors must manage business of the corporation and they may exercise all the powers of the corporation and do any lawful thing unless the statute or the articles of incorporation or these bylaws specify that the stockholders have the power to do the thing.

Section 2.                      The number of directors that constitutes the whole board may not be less than one or  more than eight.  The directors at any time may increase or decrease the number of directors to not less than one and not more than eight.  The stockholders will elect the directors at the annual meeting of the stockholders and, except as provided in section 3 of this article, each director’s term of office will be one year or until a successor is elected and qualified.  Directors may be re-elected for successive annual terms.  Directors need not be stockholders.

Section 3.                      A majority of the remaining directors, even if they are less than a quorum, or a sole remaining director may fill any vacancies in the board of directors, including those caused by an increase in the number of directors, and each director so elected holds office until a successor is elected at the annual or a special meeting of the stockholders.  The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by voting at a meeting called for the purpose or by a written statement filed with the secretary or, if the secretary is absent, with any other officer.  The removal is effective immediately even if successors are not elected simultaneously, and the resulting vacancies on the board of directors may be filled only from the stockholders.
A vacancy on the board of directors is deemed to exist if a director dies, resigns or is removed, or if the authorized number of directors is increased, or if the stockholders fail to elect the number of directors to be elected t any annual or special meeting of stockholders at which any director is to be elected.

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The stockholders may elect a director at any time to fill any vacancy not filled by the directors.  If the directors accept the resignation of a director tendered to take effect at a future time, the board or the stockholders may elect a successor to take office when the resignation becomes effective.

Neither the directors nor the stockholders can reduce the authorized number of directors to cause the removal of any director before the expiration of his term of office.

ARTICLE 4

Meeting of the Board of Directors

Section 1.                      Regular meetings of the board of directors must be held at any place within or without the State that is designated by a resolution of the board or the written consent of all members of the board.  In the absence of a designation, regular meetings must be held at the registered office.

Section 2.                      The first meeting of each newly elected board of directors should be held immediately following the adjournment of the meeting of stockholders and at the place of the meeting.  A notice of the meeting is not necessary in order legally to constitute the meeting if a quorum is present.  If the meeting is not held then, it may be held at the time and place that is specified in a notice given as these bylaws provide for special meetings of the directors.

Section 3.                      Regular meetings of the board of directors may be held without call or notice at the time and at the place that is fixed by the directors.

Section 4.                      Special meetings of the directors may be called by the chairman or the president or by the vice-president or by any two directors.

Written notice of the time and place of special meetings must be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to the director at the address as it is shown upon the records or, if not readily ascertainable, at the place in which the meetings of the directors are regularly held.  If the notice is mailed or telegraphed, it will be deposited in the postal service or delivered to the telegraph company at least 48 hours before the meeting is scheduled to start.  If the notice is delivered or faxed, it must be delivered or faxed at least 24 hours before the meeting is scheduled to start.  Delivery as described in this article is be legal and sufficient notice to the director.

Section 5.                      Notice of the time and place for convening an adjourned meeting need not be given to the absent directors if the time and place has been fixed at the meeting adjourned.

Section 6.                      The transaction of business at any meeting of the directors, however called and noticed or wherever held, is as valid as though transacted at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to meeting’s being held, or written approvals are filed with the corporate records or made a part of the minutes of the meeting.

Section 7.                      A majority of the authorized number of directors constitutes a quorum for the transaction of business, except to adjourn as described in these bylaws.  Every decision made by a majority of the directors present at a meeting duly held at which a quorum is present is deemed to be the decision of the board of directors unless a greater number is required by law or by the articles of incorporation.  Any action of a majority, although not at a  regularly called meeting, and the record of it if the other directors have consented in writing, is as valid and effective in all respects as if it were passed by the board in regular meeting.

Section 8.                      A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; but, in the absence of a quorum, a majority of the directors present at any directors’ meeting, either regular or special, may adjourn the meeting to the next regular meeting of the board.

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Section 9.                      Any action required or permitted to be taken by the vote of the directors at a meeting may be taken without a meeting if, before or after the action, it is authorized by the written consent of all the directors.

ARTICLE 5

Committees of Directors

Section 1.                      The directors may, by resolution adopted by all of them, designate one or more committees of the directors, each to consist of two or more of the directors.  A committee may exercise the power of the whole board in the management of the business of the corporation and may authorize the fixing of the seal of the corporation to any document that requires it.  The directors may name the committee.  The members of the committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board to act at the meeting in the place of any absent or disqualified member.  The consent of a majority of the members or alternate members at any meeting of a committee that has a quorum is required to approve any act of the committee.

Section 2.                      The committee must keep regular minutes of their proceedings and report them to the whole board.

Section 3.                      Any action that must or may be taken at meetings of the directors or any committee of them may be taken without a meeting if the directors on the board or committee consent unanimously in writing and the written consent is filed with the minutes of the proceedings of the board or committee.

ARTICLE 6

Compensation of Directors

Section 1.                      The directors may be paid their expenses for attending each meeting of the directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director.  No  payment precludes any director from serving the corporation in any other capacity and being compensated for the service.  Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE 7

Notices

Section 1.                      Notices to directors and stockholders must be written and delivered personally or mailed to the directors or stockholders at their addresses as they appear on the books of the corporation.  Notices to directors may also be given by fax and by telegram.  Notice by mail, fax or telegram is deemed to be given when the notice is mailed, faxed or telegraphed.

Section 2.                      Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by writing on the records of the meeting or filed with the secretary, or by their presence at the meeting or oral consent entered on the minutes, or by taking part in the deliberations at the meeting without objection, the doings of the meeting are as valid as if they were done at a meeting regularly called and noticed, and at the meeting any business may be transacted that is not excepted from the written consent if no objection for want of notice is made at the time and, if any meeting is irregular for want of notice or consent and a quorum was present at the meeting, the proceedings of the meeting may be ratified and approved and rendered valid and the irregularity or defect is waived if all parties having the right to vote at the meeting consent in writing.  The consent or approval of stockholders may be by proxy or attorney, but all the proxies and powers of attorney must be in writing.

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Section 3.                      Whenever any notice is required to be given under the provisions of the statute, the articles of incorporation or these bylaws, a written waiver signed by the persons entitled to the notice, whether before or after the time stated, is deemed to be equivalent.

ARTICLE 8

Officers

Section 1.                      The directors will choose the officers of the corporation.  The offices to be filled are president, secretary and treasurer.  A person may hold two or more offices.

Section 2.                      The directors at their first meeting after each annual meeting of stockholders will choose a chairman of the board of directors from among themselves, and will choose a president, a secretary and a treasurer, none of whom must be directors.

Section 3.                      The directors may appoint a vice-chairman of the board, vice-presidents and one or more assistant secretaries and assistant treasurers and other officers and agents as it deems necessary to hold their offices for the terms and exercise the powers and perform the duties determined by the directors.

Section 4.                      The directors will fix the salaries and compensation of all officers of the corporation.

Section 5.                      The officers of the corporation hold their offices at the pleasure of the directors.  Any officer elected or appointed by the directors may be removed any time by the directors.  The directors will fill any vacancy occurring in any office of the corporation by the death, resignation, removal or otherwise.

Section 6.                      The chairman of the board will preside at meetings of the stockholders and of the directors and will see that the orders and resolutions of the directors are carried into effect.

Section 7.                      The vice-chairman will, if the chairman is absent or disabled, perform the duties and exercise the powers of the chairman of the board and will perform other  duties as the directors may prescribe.

Section 8.                      The president is the chief executive officer of the corporation and will manage the business of the corporation.  He will execute on behalf of the corporation all instruments requiring  execution unless the signing and execution of them is expressly designated by directors to some other officer or agent of the corporation.

Section 9.                      The vice-presidents will act under the direction of the president and, if the president is absent or disabled, will perform the duties and exercise the powers of the president.  They will perform the other duties and have the other powers prescribed by the president or directors.  The directors may designate one or more executive vice-presidents and may specify the order of seniority of the vice-presidents.  The duties and powers of the president descend to the vice-presidents in the specified order of seniority.

Section 10.                      The secretary will act under the direction of the president; will attend and record the proceedings at all meetings of the directors and the stockholders and at the standing committees when required; will give or cause to be given notice of all meetings of the stockholders and special meetings of the directors; and will perform other duties that are prescribed by the president or the directors.

Section 11.                      The assistant secretaries will act under the direction of the president in the order of their seniority unless the president or the directors decide otherwise, and they will perform the duties and exercise the powers of the secretary if the secretary is absent or disabled.  They will perform other duties and have the other powers that are prescribed by the president and the directors.

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Section 12.                      The treasurer will (I) act under the direction of the president with custody of the corporate funds and securities; (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; (iii) deposit all money and other valuable effects in the name and to the credit of the corporation in the depositories that are designated by the directors; (iv) disburse the funds of the corporation as ordered by the president or the directors, taking proper vouchers for the disbursements; and (v) render to the president and the directors, at their regular meetings or when the directors require, an account of all the transactions undertaken by the treasurer and of the financial condition of the corporation.

           If the directors require, the treasurer will give the corporation a bond in the sum and with the surety that is satisfactory to the directors for the faithful performance of the duties of his office and for the restoration to the corporation, if he dies, resigns, retires or is removed from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 13.                      The assistant treasurers in order of their seniority, or as determined by the president or the directors, will perform the duties and exercise the powers of the treasurer if the treasurer is absent or disabled.  They will perform the other duties and have the other powers that are prescribed by the president or the directors.

ARTICLE 9

Certificates of Stock

Section 1.                      Every stockholder is entitled to have a certificate signed by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, that certifies the number of shares owned by him in the corporation.  If the corporation is authorized to issue more than one class of stock or more that one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series and the qualifications, limitation or restrictions of the rights, must be described in full or summarized on the face or back of the certificate that the corporation issues to represent the stock.

Section 2.                      If a certificate is signed  (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles.  If any officer who has signed or whose facsimile signatures has been placed upon a certificate ceases to be the officer before the certificate is issued, the certificate may be issued with the same effect as though the person had not ceased to be the officer.  The seal of the corporation or a facsimile of it may, but need not be, affixed to certificates of stock.

Section 3.                      The directors may direct that a new certificate be issued in place of any certificate issued by the corporation that is alleged to have been lost or destroyed if the person claiming the loss or destruction of the certificate makes an affidavit of that fact.  When they authorize the issuance of a new certificate, the directors may, in their discretion and as a condition precedent to the issuance of the new certificate, require that the owner of the lost or destroyed certificate or his legal representative advertise the loss as it requires or give the corporation a bond in the sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.                      When a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, is surrendered to the corporation or the corporation’s transfer agent, the corporation must, if it is satisfied that it complies with the laws and regulations applicable to the corporation regarding the transfer and ownership of shares, issue a new certificate to the person entitled to it and will cancel the old certificate and record the transaction upon its books, subject to the provisions of the corporation’s Articles and these By-laws and to restrictions on transfer, if any, contained in these By-laws.  If the corporation is not a reporting corporation with its shares listed for trading then no shares can be transferred without the consent of the directors expressed by a resolution of the board of directors.  The board of directors will not be required to give any reason for refusing to consent to any such proposed transfer.

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Section 5.                      The directors may fix in advance a date not more than 60 days and not less than 10 days before the date of any meeting of stockholders, or the date of the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock is effective, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting or adjournment, or entitled to be paid any  dividend, or to consent to any matter for which stockholders’ consent is required, and, in any case, only the stockholders who are stockholders of record on the date so fixed are entitled to notice of and to vote as the meeting or any adjournment, or to be paid a dividend, or to be allotted rights, or to exercise the rights, or to consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after the record date is fixed.

Section 6.                      The corporation is entitled to recognize the person registered on its books as the owner of the share as the exclusive owner for all purposes including voting and dividends, and the corporation is not bound to recognize any other person’s equitable or other claims to or interest in the shares, whether it has express or other notice of a claim, except as otherwise provided by the laws of Nevada.

ARTICLE 10

General Provisions

Section 1.                      The directors may declare dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the articles of incorporation.

Section 2.                      Before it pays any dividend, the corporation may set aside out of any funds of the corporation available for dividends the sum that the directors, in their absolute discretion, think proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing and maintaining any property of the corporation, or for the another purpose that the directors determine are in the interests of the corporation, and the directors may modify or abolish any the reserve in the manner that it was created.

Section 3.                      All checks or demands for money and notes of the corporation must be signed by the officers or other persons that are designated by the directors.

Section 4.                      The directors will fix the  fiscal year of the corporation.

Section 5.                      The directors may resolve to adopt a corporate seal for the corporation.  The name of the corporation must be inscribed on the seal with the words “Corporate Seal” and “Nevada”.  The seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

ARTICLE 11

Acquisition of Controlling Interested

Section 1.                      The provisions of NRS 76.378 to 78.3793 and any amendments to the Private Corporations Act (Nevada) that pertain to the acquisition of a controlling interest do not apply to the corporation.

ARTICLE 12

Indemnification

Section 1.                      Every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or a person whom he legally represents is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, is indemnified and held harmless to the fullest legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlements) reasonably incurred or suffered by him in connection with his acting.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  The right of indemnification is a contract right that may be enforced in any manner desired by the person.  The right of indemnification does not extinguish any other right that the directors, officers or representatives may have or later acquire and, without limiting the generality of the statement, they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this article.

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Section 2.                      The directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred in any capacity or arising out of the status, whether or not the corporation would have the power to indemnify the person.

Section 3.                      The directors may adopt other bylaws regarding indemnification and may amend the bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE 13

Amendments

Section 1.                      The bylaws may be amended by the majority vote of all the record holders of stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, if the notice of the meeting contains a notice of the intention to amend.

Section 2.                      The directors by a majority vote of the whole board of directors at any meeting may amend these bylaws, including bylaws adopted by the stockholders, but the stockholders may specify particulars of the bylaws that cannot be amended by the board of directors.

Approved and adopted on September 4, 2009

CERTIFICATE OF THE SECRETARY

I, Ku Wai Li, certify that I am the corporate secretary of Globe Net Wireless Corp. and that the foregoing bylaws consisting of 8 pages constitute the code of bylaws of this corporation as duly adopted at a regular meeting of the directors of the corporation held on September 4, 2009.

September 4, 2009

  Ku Wai Li - Corporate Secretary

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Exhibit 5.1

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THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

February 2, 2011

Globe Net Wireless Corp.
2302-3 Des Voeux Road West
Hong Kong, China
RE:           Form S-1 Registration Statement

Gentlemen:

Please be advised that, I have reached the following conclusions regarding the above offering:

1.  Globe Net Wireless Corp. (the "Company") is a duly and legally organized and exiting Nevada state corporation, with its registered office located in Henderson, Nevada and its principal place of business located in Hong Kong, China.  The Articles of Incorporation and corporate registration fees were submitted to the Nevada Secretary of State's office and filed with the office on September 4, 2009. The Company's existence and form is valid and legal pursuant to the representation above.

2.  The Company is a fully and duly incorporated Nevada corporate entity.  The Company has one class of Common Stock at this time.  Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock.  The Common Stock previously issued by the Company is in legal form and in compliance with the laws of the State of Nevada, and when such stock was issued it was fully paid for and non-assessable.  The common stock to be sold under this Form S-1 Registration Statement is likewise legal under the laws of the State of Nevada.

3.  The Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement.  I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement.  I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

4.  The Company's outstanding shares are all common shares.  There are no liquidation preferences rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.
Globe Net Wireless Corp.
RE:  Form S-1 Registration Statement
February 2, 2011

5.  The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer.  This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

6.  All tax benefits to be derived from the Company=s operations shall inure to the benefit of the Company.  Shareholders will receive no tax benefits from their stock ownership, however, this must be reviewed in light of the Tax Reform Act of 1986.

7.  By directors= resolution, the Company has authorized the issuance of up to 5,000,000 shares of common stock.

The Company's Articles of Incorporation presently provide the authority to the Company to issue 200,000,000 shares of Common Stock, $0.001 par value.  Therefore, the Board of Directors= Resolution which authorized the issuance for sale of up to 5,000,000 shares of common stock was within the authority of the Company=s directors and the shares, when issued, will be validly issued, fully paid and non-assessable.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	_____/s/ Conrad C. Lysiak______________
Conrad C. Lysiak

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Exhibit 14

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GLOBE NET WIRELESS CORP.

Code of Ethics

Overview

Globe Net has adopted a code of ethics (the “Code”) that is applicable to every officer, director, employee and consultant of the company and its affiliates (collectively the “Employee” or “Employees”).  The Code reaffirms the high standards of business conduct required of all Employees.  The Code is part of Globe Net’s continuing efforts to (1) ensure that it complies with all applicable laws, (2) have an effective program in place to prevent and detect violations of law, and (3) educate and train its Employees to be aware and understand ethical business practices.  In most circumstances, the Code sets standards that are higher than the law requires.

Globe Net has also adopted eight corporate values: Focus, Respect, Excellence, Accountability, Teamwork, Integrity, Open Communications and Positive Attitude.  See Schedule “A” for a statement on each value.  The values have been adopted to provide a framework for all Employees in conducting themselves in their jobs.  These values are not intended to substitute for the Code, but will serve as guidelines in helping the Employees to conduct Globe Net’s business in accordance with the Code.

The Code is not intended to cover every possible situation in which an Employee may find himself or herself.  It is meant to give each Employee the boundaries within which Globe Net expects each Employee to conduct himself or herself while representing Globe Net.  An Employee may find himself or herself in a situation where there is no clear guidance given by the Code.  If that occurs, return to the objective stated below: common sense, good judgment, high ethical standards and integrity, and refer to Globe Net‘s values.  In addition, there are many resources upon which an Employee may rely, including the President and other Globe Net officers and management.  Together all Employees can continue to make Globe Net a company that sets a standard for rural Internet service providers.

Objective

One of Globe Net’s objectives is to conduct all business operations in the utmost ethical manner utilizing common sense, good judgment, high ethical standards and integrity.  Globe Net cares about its Employees, shareholders, clients, suppliers, and the communities in which it conducts its business operations.  In the course of meeting its business objectives, Globe Net considers it essential that all Employees understand and comply with the Code and therefore share and participate in Globe Net’s way of conducting business.

Standard of Conduct

Globe Net insists that all aspects of its business operations are conducted with honesty, integrity and fairness, and with respect for the interests of those affected by its business and activities.  Globe Net also expects the same in its relationships with all those with whom it does business.

Each Employee must maintain and foster integrity and honesty in all dealings with clients and all business transactions.  Each Employee must commit to act according to the highest ethical standards and is expected to apply ethical business practices in administrative and financial aspects of the business operations of Globe Net.

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No code of conduct can hope to lay down appropriate behavior for every situation, nor should it seek to do so.  Each Employee is required to make a careful and considered judgment of what is right and proper in any particular situation.

It is the obligation of every Employee in conducting the business operations of Globe Net to be responsible, honest, trustworthy, conscientious, and dedicated to the highest standards of ethical business practices.  Accordingly, all Employees are required to avoid not only impropriety, but also the appearance of impropriety in conducting the business operations of Globe Net.

Obeying the Law

All Employees of Globe Net are required to comply with (1) the letter and the spirit of laws and regulations of the countries in which Globe Net conducts business operations, (2) the accepted business practices in commercial markets, and (3) any contractual terms and conditions applicable to any business transaction.

It is expected that each Employee will use common sense, good judgment, high ethical standards and integrity in all the Employee’s business dealings.

Each Employee must commit to know and abide by all applicable laws and regulations.  Employees are expected to be familiar with the Code as it applies to their duties.  Each Employee is required to follow and to comply with the Code.  A refusal by any Employee to agree to be bound by the Code will be grounds for discipline up to and including dismissal.

A breach of any law, regulation or ethical standard by any Employee will not be justified by the pursuit of profit or the departure from acceptable practice by competitors.

Enforcement of Code

The Code will be enforced at all levels fairly and without prejudice.  Any breach of any standard of the Code may result in disciplinary action, up to and including termination.

Ku Wai Li, Globe Net’s chief executive officer, has been appointed as Compliance Officer of Globe Net, responsible for overseeing compliance with, and enforcement of, the Code.  Ku Wai Li, Globe Net’s corporate secretary, has been appointed as Assistant Compliance Officer of Globe Net, responsible for overseeing compliance with, and enforcement of, the Code.  If an Employee encounters a situation that the Employee is not able to resolve by reference to the Code, the Employee should ask for help from the Compliance Officer or the Assistant Compliance Officer if they need assistance in understanding or interpreting any part of the Code.

Any Employee who, in good faith, has reason to believe any operation or activity of Globe Net is in violation of the law or of the Code must call the matter to the attention of the Compliance Officer.  See Schedule “B” for a non-exhaustive list of reportable violations.

If the Employee has reason to believe that it would be inappropriate to report the operation or activity to the Compliance Officer, the Employee should report it to the Assistant Compliance Officer.  All reports will be reviewed and investigated and as necessary under the circumstances, and the reporting Employee should provide sufficient information to enable a complete investigation to be undertaken.

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Any Employee who makes an allegation in good faith reasonably believing that a person has violated the law or the Code will be protected against retaliation.

Violations of the law or the Code will subject Employees to disciplinary action, up to and including termination of employment.  In addition, Employees involved may subject themselves and Globe Net to severe penalties, including fines and possible imprisonment.  Compliance with the law and high ethical standards in the conduct of Globe Net’s business should be a top priority for each Employee.

Insider Trading, Securities Compliance and Public Statements

Securities laws prohibit anyone who is in possession of material, non-public information (“Insider Information”) about a company from purchasing or selling stock of that company, or communicating the information to others.  Information is considered “material” if a reasonable investor would consider it to be important in making a decision to buy or sell that stock.  Some examples include financial results and projections, new products, acquisitions, major new contracts or alliances prior to the time that they are publicly announced.  Employees who become aware of such Inside Information about Globe Net must refrain from trading in the shares of Globe Net until the Inside Information is publicly announced.

Employees must also refrain from disclosing the insider Information to persons who do not have a need to know, whether they are inside Globe Net or outside, such as spouses, relatives or friends.

Globe Net makes regular formal disclosures of its financial performance and results of operations to the investment community.  Globe Net also regularly issues press releases.  Other than those public statements, which go through official channels, Employees are prohibited from communicating outside Globe Net about Globe Net’s business, financial performance or future prospects.  Such communications include questions from securities analysts, reporters or other news media, but also include seemingly innocent discussions with family, friends, neighbors or acquaintances.

Financial Reporting

Globe Net is required to maintain a variety of records for purposes of reporting to the government.  Globe Net requires all Employees to maintain full compliance with applicable laws and regulations requiring that its books of account and records be accurately maintained.  Specifics of these requirements are available from the Compliance Officer.

Accuracy of Records

Globe Net’s accounting records and supporting documents must accurately describe and reflect the nature and result of Globe Net’s business operations.  All activities and results of Globe Net’s business operations must be presented in a fair and balanced manner.

All business transactions must be properly authorized as well as completely and accurately recorded on Globe Net’s books.  Procedures for doing so must comply with Globe Net’s financial policy and follow Globe Net’s policy for authorization and documentation, as well as follow generally accepted accounting practices.  Budget proposals and other financial evaluations and forecasts must fairly represent all information relevant to the business transaction.  In addition, no unrecorded cash funds or other asset accounts will be established or maintained for any purpose.  Misapplication or improper use of corporate or property or false entry to records by any Employee or by others must be reported to Globe Net’s Board of Directors.

Record Keeping and Retention

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To help maintain the integrity of Globe Net’s record-keeping and reporting systems, each Employee must know his or her area’s records retention procedures, including how data is stored and retrieved.  It is that person’s responsibility to know how to document and transact any entries or records that he or she is responsible for.  All Employees are expected to comply fully and accurately with all audits, including responding in a timely fashion to requests for records or other material from or on behalf of Globe Net’s auditors or management.

Communicating Accurate and Timely Information

In all interactions and communications, whether with shareholders, the public, clients, government agencies, or others inside or outside of Globe Net, each Employee is expected to be truthful and forthright.  This includes making accurate statements, not misrepresentations or statements intended to mislead or misinform; and responding promptly, accurately, and with full disclosure to requests from governmental agencies for information or documents.

Confidentiality

Employees must respect the confidentiality of information received in the course of business dealings and must never use such information for personal gain.  Information given by Employees in the course of business dealings must be true and fair and never designed to mislead.

Confidential information can only be revealed upon written authorization of management.

Employees must not use or disclose Globe Net’s trade secrets, proprietary, or confidential information, or any other confidential information gained in the performance of Globe Net as a means of making private profit, gain or benefit.

Employees must not use Internet bulletin boards or chat rooms to discuss matters or opinions related to Globe Net or any of its industries, or to respond to comments about Globe Net.  In today’s electronic age, posting information on Internet bulletin boards or even communicating in chat rooms is the same as “speaking to the media”.

Health and Safety

Globe Net is committed to protecting the health and safety of its Employees.  Globe Net expects employees to obey all laws and regulations designed to protect the health and safety of all employees, and to obtain and fully observe all permits necessary to do business.  At the very least, all Employees should be familiar with and comply with safety regulations applicable to their work areas.  Globe Net will make, to the extent possible, reasonable accommodations for the known physical or mental limitations of its Employees.  Employees who require an accommodation should contact the Compliance Officer.  Globe Net will then engage in an interactive process to determine what reasonable accommodations may exist.

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Declaration of Interest

Each Employee is expected to avoid any activity, investment or association that interferes with the independent exercise of his or her judgment in Globe Net’s best interests (“Conflicts of Interest”).  Conflicts of Interest can arise in many situations and occur most often in cases where the Employee or the Employee’s family obtains some personal benefit at the expense of Globe Net’s best interests.

No Employee, or any member of Employee’s immediate family, is allowed to accept money, gifts of other than nominal value, unusual entertainment, loans, or any other preferential treatment from any customer or supplier of Globe Net where any obligation may be incurred or implied on the giver or the receiver or where the intent is to prejudice the recipient in favor of the provider.  Likewise, no Employee is allowed to give money, gifts of other than nominal value, unusual entertainment or preferential treatment to any customer or supplier of Globe Net, or any employee or family members thereof, where any obligation might be incurred or implied, or where the intent is to prejudice the recipient in favor of Globe Net.  No Employee is allowed to solicit or accept kickbacks, whether in the form of money, goods, services or otherwise, as a means of influencing or rewarding any decision or action taken by a foreign or domestic vendor, customer, business partner, government employee or other person whose position may affect Globe Net’s business.

No Employee will use Globe Net’s property, services, equipment or business for personal gain or benefit.

Each Employee is required to reveal any personal interest that may impinge or might reasonably be deemed by others to impinge on the Employee’s business dealings with any industry partners of Globe Net.

Employees may not: (1) act on behalf of, or own a substantial interest in, any company or firm that does business, or competes, with Globe Net; (2) conduct business on behalf of Globe Net with any company or firm in which the Employee or a family member has a substantial interest or affiliation.  Exceptions require advance written approval from Globe Net’s Board of Directors.

Employees should not create the appearance that they are personally benefiting in any outside Globe Net as a result of their employment by Globe Net, or that Globe Net is benefiting by reason of their outside interests.  Any Employee who is not sure whether a proposed action would present a conflict of interest or appear unethical should consult with the Compliance Officer.

Globe Net expects its Employees to avoid (1) personal activities and financial interests that could conflict with their responsibilities and obligations and (2) giving assistance to competitors, which could be in conflict with the interests of Globe Net or its clients.  All Employees are required to seek the consent of Globe Net management if they intend to become partners or shareholders in companies outside Globe Net’s corporate structure.

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Fair Competition

Globe Net’s policy is to comply fully with competition and antitrust laws throughout the world.  Globe Net is committed to vigorous yet fair competition and supports the development of appropriate competition laws.  Each Employee must avoid any business arrangement that might prevent the effective operation of fair competition.  It is advised that each Employee consult with the Compliance Officer before attending a meeting with a party who may be viewed as a competitor.

International Trade

Globe Net must comply with a variety of laws around the world regarding its activities.  In some cases, the law prohibits the disclosure of information, whether the disclosure occurs within the U.S. or elsewhere, and whether or not the disclosure is in writing.

U.S. law and the Code prohibits giving, offering, or promising anything of value to any public official in the U.S. or any foreign country to influence any official act, or to cause an official to commit or omit any act in violation of his or her lawful duty.  The Foreign Corrupt Practices Act precludes payments to non-U.S. government officials for the purpose of obtaining or retaining business, even if the payment is customary in that country.  This law applies anywhere in the world to U.S. citizens, nationals, residents, businesses or employees of U.S. businesses.  Because Globe Net is a U.S. company, this law applies to Globe Net and all of its subsidiaries.  Any questions on this policy should be directed to the Compliance Officer.

Government Relations

Globe Net is prohibited by law from making any contributions or expenditures in connection with any U.S. national election.  This includes virtually any activity that furnishes something of value to an election campaign for a federal office.  Use of Globe Net’s name in supporting any political position or ballot measure, or in seeking the assistance of any elected representative, requires the specific approval of the President of Globe Net.  Political contributions or expenditures are not to be made out of Globe Net’s funds in any foreign country, even if permitted by local law, without the consent of the President of Globe Net.

Vendors, Contractors, Consultants and Temporary Workers

Vendors, contractors, consultants or temporary workers who are acting on Globe Net’s behalf, or are on Globe Net’s property, are expected to follow the law, the Code, and honor Globe Net’s values.  Violations will subject the person or firm to sanctions up to and including loss of the contract, the contracting or consulting agreement, or the discharge from temporary assignment.

Compliance with the Code

It is the responsibility of Globe Net’s Board of Directors to ensure that the standards embodied in the Code are communicated to, understood and observed by all Employees.  Globe Net’s Board of Directors will not criticize management for any loss of business resulting from adherence to the Code.  Equally, Globe Net’s Board of Directors undertakes that no Employee will suffer as a consequence of bringing to their attention, or that of senior management, a breach or suspected breach of the Code.

The standards set out in the Code directly reflect Globe Net’s high ethical standards.  Globe Net expects and requires each and every Employee, as a representative of Globe Net, to fulfill Globe Net’s ethical commitment in a way that is visible to the outside world with which Globe Net conducts its business operations.

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Each Employee is responsible for complying with the standards set out in the Code and must ensure that their personal conduct is above reproach.

Each Employee has an obligation to assure that the conduct of others around him or her complies with the Code.

All Employees have a legal, moral, and ethical duty to report to Globe Net’s Board of Directors and the appropriate authorities any known or suspected violations of law, regulations or corporate policy, including the Code.

Breaches of law, regulations and the standards of conduct listed above may lead to serious consequences for the Employee concerned.

Annual Acknowledgement

Each Employee will be required to sign a statement annually that he or she has read and understands Globe Net’s Code of Ethics.  This statement will also require that the Employee state that he or she is in full compliance with the Code.  The form of statement is attached as Schedule “C”.

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Schedule “A”

VALUES

FOCUS:  We exist only because we are in the Internet service business.

RESPECT: We value all people, treating them with dignity at all times.

EXCELLENCE: We strive for “Best in Class” in everything we do.

ACCOUNTABILITY: We do what we say we will do and expect the same from others.

TEAMWORK: We believe that cooperative action produces superior results.

INTEGRITY: We are honest with each other, our customers, our partners, our shareholders and ourselves

OPEN COMMUNICATION: We share information, ask for feedback, acknowledge good work, and encourage diverse ideas.

POSITIVE ATTITUDE: We work hard, are rewarded for it, and maintain a positive attitude with a good sense of perspective, humor and enthusiasm.

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Schedule “B”

Reportable Violations - Anonymous Reporting Program

Accounting Error
Accounting Omissions
Accounting Misrepresentations
Auditing Matters
Compliance/Regulation Violations
Corporate Scandal
Domestic Violence
Discrimination
Embezzlement
Environmental Damage
Ethics Violation
Fraud
Harassment
Industrial Accidents
Misconduct
Mistreatment
Poor Customer Service
Poor Housekeeping
Sabotage
Securities Violation
Sexual Harassment
Substance Abuse
Theft
Threat of Violence
Unfair Labor Practice
Unsafe Working Conditions
Vandalism
Waste
Waste of Time and Resources
Workplace Violence

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Schedule “C”

Acknowledgement and Certification Statement

I acknowledge and certify that I have read and understand the information set forth in the Code of Ethics of Globe Net Wireless Corp. and will comply with these principles in my daily work activities. I am not aware of any violation of the standards of Globe Net’s Code of Ethics.

Date:__________________________________________________________________________________________________________________________________________

Name (print):____________________________________________________________________________________________________________________________________

Position:_______________________________________________________________________________________________________________________________________

Address:_______________________________________________________________________________________________________________________________________

Signature:______________________________________________________________________________________________________________________________________

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Exhibit 23.1

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Globe Net Wireless Corp.:

We hereby consent to the inclusion in this Registration Statement on Form S-1, of our report dated January 31, 2011 of Globe Net Wireless Corp., relating to the financial statements as of August 31, 2010 and for the period from inception, September 4, 2009 to August 31, 2010 and to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ K. R. Margetson Ltd.

Chartered Accountant
North Vancouver, BC
February 10, 2011

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Exhibit 23.2

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Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Globe Net Wireless Corp.

DATED this 2nd day of February 2011.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	____/s/ Conrad C. Lysiak______________
Conrad C. Lysiak

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